                                                                EXECUTION COPY

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                                CREDIT AGREEMENT

                            dated as of May 30, 1996

                                      among

                           BENTON OIL AND GAS COMPANY

                                       and

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

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
                                TABLE OF CONTENTS

                                                                                              Page

                                    ARTICLE I
                                  DEFINITIONS.................................................  1
SECTION 1.01.  Definitions 1
SECTION 1.02.  Accounting Terms and Determinations 14

                                   ARTICLE II

                                 THE CREDITS.................................................. 15

SECTION 2.01.  Commitments 15
SECTION 2.02.  Notices 15
SECTION 2.03.  Funding of Loans 16
SECTION 2.04.  Note 16
SECTION 2.05.  Repayment 16
SECTION 2.06.  Interest Rates 17
SECTION 2.07.  Fees 18
SECTION 2.08.  Termination or Reduction of Commitments 19
SECTION 2.09.  Prepayments 19
SECTION 2.10.  General Provisions as to Payments 19
SECTION 2.11.  Funding Losses 20
SECTION 2.12.  Computation of Interest 20

                                   ARTICLE III

                                 CONDITIONS................................................... 20

SECTION 3.01.  Letter of Credit 20
SECTION 3.02.  Initial Loan 21
SECTION 3.03.  Additional Conditions 22

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES........................................ 23

SECTION 4.01.  Corporate Existence and Power 23
SECTION 4.02.  Corporate and Governmental
                 Authorization; No Contravention 23
SECTION 4.03.  Binding Effect 23
SECTION 4.04.  Financial Information 24
SECTION 4.05.  Compliance 24
SECTION 4.06.  Litigation 24
SECTION 4.07.  Title to Properties 24
SECTION 4.08.  Affiliates and Investments in Others 25
SECTION 4.09.  Tax Returns and Payments 25

                                       1
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
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
SECTION 4.10.  ERISA 25
SECTION 4.11.  Environmental Matters 27
SECTION 4.12.  Labor Relations 28
SECTION 4.13.  Status Under Certain Federal Statutes
                 and Regulations 28
SECTION 4.14.  Full Disclosure 28
SECTION 4.15.  Service Agreement 28
SECTION 4.16.  Maximum Total Fee 29

                                    ARTICLE V

                                    COVENANTS................................................. 29

SECTION 5.01.  Information 29
SECTION 5.02.  Inspection of Property 33
SECTION 5.03.  Corporate Existence, etc 34
SECTION 5.04.  Payment of Taxes and Claims 34
SECTION 5.05.  Compliance with Laws, etc 34
SECTION 5.06.  Maintenance of Properties and Leases 35
SECTION 5.07.  Insurance 35
SECTION 5.08.  Scope of Business 35
SECTION 5.09.  Use of Proceeds 35
SECTION 5.10.  Environmental Compliance 36
SECTION 5.11.  Maintenance of Books and Records 36
SECTION 5.12.  Payment of Trade Payables 37
SECTION 5.13.  Financial Covenants 37
SECTION 5.14.  Compliance with ERISA 37
SECTION 5.15.  Indenture 39

                                   ARTICLE VI

                                    DEFAULTS.................................................. 39

SECTION 6.01.  Events of Default 39

                                   ARTICLE VII

                             CHANGE IN CIRCUMSTANCES.......................................... 42

SECTION 7.01.  Basis for Determining Interest Rate
                 Inadequate or Unfair 42
SECTION 7.02.  Illegality 42
SECTION 7.03.  Increased Cost and Reduced Return 43
SECTION 7.04.  Taxes 44

                                  ARTICLE VIII

                                 MISCELLANEOUS................................................ 45

SECTION 8.01.  Notices 45
SECTION 8.02.  No Waivers 46

                                       2
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
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
SECTION 8.03.  Expenses; Indemnification 46
SECTION 8.04.  Amendments and Waivers 47
SECTION 8.05.  Successors and Assigns 47
SECTION 8.06.  Governing Law; Submission to
                 Jurisdiction; Etc 49
SECTION 8.07.  Counterparts; Integration;
                 Effectiveness; Severability 50
SECTION 8.08.  WAIVER OF JURY TRIAL 50
SECTION 8.09.  Captions 50

Schedule I    -   Subsidiaries
Schedule II   -   Investments
Schedule III  -   Terminated Plans

Exhibit A     -   Form of Deposit Agreement
Exhibit B     -   Form of Letter of Credit
Exhibit C     -   Form of Note
Exhibit D     -   Form of Guarantee Agreement
Exhibit E     -   Form of Security Agreement
Exhibit F     -   Form of Consent

                                CREDIT AGREEMENT

         AGREEMENT dated as of May 30, 1996 between BENTON OIL AND GAS COMPANY (together with its successors and assigns, the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (together with its successors and assigns, the "Bank").

         The Borrower has requested the Bank to make available to the Borrower a revolving credit facility in the amount of up to $20,000,000 for its general corporate purposes, and to issue a standby letter of credit for account of the Borrower in the face amount of $18,000,000, and the Bank is willing to make available such facility and issue such letter of credit on and subject to the terms and conditions of this Agreement. Accordingly, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(e).

         "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of

                                Credit Agreement
such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries.

         "Approved Auditor" means Deloitte & Touche, Arthur Anderson & Co., Coopers & Lybrand, Ernst & Young, KPMG Peat Marwick or Price Waterhouse.

         "Asset Acquisition" means (i) an Investment by the Borrower or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Borrower or any Restricted Subsidiary or shall be merged into or consolidated with the Borrower or any Restricted Subsidiary or (ii) an acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person other than the Borrower or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person.

         "Asset Disposition" means the sale or other disposition by the Borrower or any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary) of (i) all or substantially all of the capital stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Borrower or any Restricted Subsidiary.

         "Assignee" has the meaning set forth in Section 8.05(c).

         "Audited Report" has the meaning set forth in Section 5.01(e).

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% per annum plus the Federal Funds Rate for such day.

         "Beneficiary" means Corporacion Venezolana del Petroleo, S.A., a Venezuelan corporation, and its successors and permitted assigns.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person which would, in accordance with GAAP, be required to be classified and accounted for as a capitalized lease on a balance sheet of such Person, other than, in the case of the Borrower, any such lease under which the Borrower is the lessor.

                                Credit Agreement

         "Capitalized Lease Obligation" means any rental obligation under a Capitalized Lease taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

         "Central Bank" means Banco Central de Venezuela.

         "Closing Date" means the date of the initial Loan hereunder or, if earlier, the date of the issuance of the Letter of Credit.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder as from time to time in effect.

         "Collateral" means the Collateral as defined in the Security Agreement.

         "Collateral Account" means the Collateral Account as defined in the Security Agreement.

         "Commitment Termination Date" means March 14, 1998, provided that if such day is not a Euro-Dollar Business Day, the Commitment Termination Date shall be the next preceding day that is a Euro-Dollar Business Day.

         "Commitments" means, collectively, the Loan Commitment and the Letter of Credit Commitment.

         "Concession" means the exclusive right granted by Venezuela to Lagoven to conduct exploitation operations for crude oil and natural gas in the area described in Appendix A to the Service Agreement.

         "Consent" means a consent and agreement executed by Lagoven in favor of the Guarantor and the Bank, in substantially the form of Exhibit F hereto.

         "Consolidated Interest Expense" means, for any period, the aggregate amount (without duplication) of (i) interest expense in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations and the undischarged balance of production payments) during such period in respect of all Indebtedness of the Borrower and its Restricted Subsidiaries (including (a) amortization of original issue discount on any Indebtedness, (b) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, and (c) all commissions, discounts and other fees and

                                Credit Agreement
charges owed with respect to bankers' acceptance financings and currency exchange agreements, interest rate exchange agreements and commodity swap agreements, in each case to the extent attributable to such period), and (ii) dividend requirements of the Borrower and its Restricted Subsidiaries with respect to Redeemable Stock and with respect to all other Preferred Stock of any Restricted Subsidiaries (in each case whether in cash or otherwise (except dividends payable solely in shares of capital stock of the Borrower or any Restricted Subsidiary)) paid, declared, accrued or accumulated during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation. For purposes of this definition, (a) interest with respect to a Capitalized Lease Obligation or a production payment shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation or production payment in accordance with GAAP and (b) interest expense attributable to any Indebtedness represented by the guarantee by the Borrower or a Restricted Subsidiary of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Borrower and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that the following items shall be excluded from Consolidated Net Income (without duplication): (i) the net income of any Person in which the Borrower or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such Person to be consolidated with the net income of the Borrower in accordance with GAAP) except to the extent of the amount of dividends or distributions actually paid to the Borrower or its Restricted Subsidiaries by such Person in such period, (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 3.10 of the Indenture as incorporated herein by reference after the Senior Note Issue Date (and in such case, except to the extent includible pursuant to the foregoing clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Borrower or any of its Restricted Subsidiaries, (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation

                                Credit Agreement
of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation and (iv) all extraordinary and non-recurring gains and losses or gains or losses attributable to asset sales not in the ordinary course of business (including any sale of capital stock of a Restricted Subsidiary). If the Consolidated Net Income for any fiscal quarter of the Borrower includes a ceiling limitation writedown (a "Writedown Quarter") in accordance with the full cost accounting method rules of the Securities and Exchange Commission (such writedown, an "Actual Writedown") but such Actual Writedown would have been less or would not have been required had such ceiling limitation been calculated using oil and gas prices in effect on the last day of either of the two fiscal quarters of the Borrower immediately succeeding such Writedown Quarter (such Actual Writedown, as so recalculated, a "Hypothetical Writedown"), then Consolidated Net Income for such Writedown Quarter, shall be increased by the amount by which such Actual Writedown exceeds such Hypothetical Writedown; provided that in no event shall any such increase singly, or in the case of any such increases for both quarters immediately succeeding such Writedown Quarter, in the aggregate, exceed the amount of such Actual Writedown).

         "Consolidated Group" means the Borrower and its Subsidiaries taken as a whole.

         "Contractor" means the "Contractor" as defined in the Service
Agreement.

         "Current Ratio" means, on any date of determination, the ratio of (i) the current assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP to (ii) the current liabilities of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP (excluding from current liabilities the aggregate outstanding principal amount of the Loans to the extent such amount is intended, and may reasonably be expected, to be refinanced by the issuance by the Borrower of long-term Debt).

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted

                                Credit Agreement
accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (vi) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others Guaranteed by such Person, (ix) all obligations of such Person in respect of an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies, (x) all Capitalized Lease Obligations of such Person, (xi) any recourse obligations of such Person in connection with a sale of receivables, (xii) all obligations of such Person to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, (xiii) any outstanding Preferred Stock of a Subsidiary of such Person (other than Preferred Stock owned beneficially and of record by such Person) and any outstanding Redeemable Stock of such Person and (xiv) any other items (excluding items of contingency reserves or reserves for deferred income Taxes or other reserves to the extent such reserves do not represent an obligation and Trade Payables other than set forth in clause (xii) of this paragraph) which in accordance with GAAP would be shown on the liabilities side of the balance sheet of such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Deposit Agreement" means a deposit pledge agreement between the Borrower and the Bank providing cash collateral for the obligations of the Borrower hereunder in respect of the Letter of Credit, substantially in the form of Exhibit A hereto, as from time to time amended.

         "Dollars" and "$" mean lawful money of the United States.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Taxes" means any taxes, levies, imposts, duties,

                                Credit Agreement
charges or withholdings of any nature (and any interest, penalties or similar liabilities with respect thereto) which are not Foreign Taxes.

         "EBITDA" means, for any period, without duplication, Consolidated Net Income for such period, increased (to the extent deducted in determining Consolidated Net Income) by the sum of (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or gains or losses attributable to asset sales not in the ordinary course of business), (iii) depreciation and depletion expense, (iv) amortization expense and (v) all other non-cash items reducing Consolidated Net Income less all non-cash items increasing Consolidated Net Income (other than, in each case, minority interests which shall, in all cases, be excluded from the calculation of EBITDA), all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in conformity with GAAP.

         "EBITDA/Interest Ratio" means the ratio of (i) EBITDA for the most recently ended Reference Period to (ii) Consolidated Interest Expense for the Reference Period. In making the foregoing calculation, (a) pro forma effect shall be given to (1) any Indebtedness incurred subsequent to the end of such Reference Period, (2) any Indebtedness incurred during such Reference Period to the extent such Indebtedness is outstanding on the date of calculation and (3) any Indebtedness to be incurred on such date, in each case as if such Indebtedness had been incurred on the first day of such Reference Period and after giving effect to the application of the proceeds thereof; (b) Consolidated Interest Expense attributable to interest or dividends on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest or dividend rate shall be computed as if the rate in effect on the date of computation (taking into account any interest rate exchange agreement applicable to such Indebtedness if such interest rate exchange agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (c) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense relating to any amount of Indebtedness that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on such date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (b)) during such Reference Period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving

                                Credit Agreement
credit or similar arrangement) on such date; and (d) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions that occur during such Reference Period or thereafter and on or prior to such date as if they had occurred on the first day of such Reference Period.

         "Environmental Laws" has the meaning set forth in Section 4.11.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.06(e).

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(e).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FASB" means the Financial Accounting Standards Board and any other successor organization.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

                                Credit Agreement

         "Fixed Assets" means all assets of the Borrower which are classified as "property, plant and equipment" on its balance sheet in accordance with GAAP.

         "Foreign Taxes" means any taxes, levies, imposts, duties, charges or withholdings of any nature (and any interest, penalties or similar liabilities with respect thereto) now or hereafter imposed by or within Venezuela or any other jurisdiction or Governmental Authority other than the United States of America or the State of New York.

         "GAAP" means accounting principles generally accepted in the United States applied on a consistent basis throughout the relevant periods.

         "Governmental Authority" means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including without limitation any central bank or taxing authority) or instrumentality (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or subject to the control of any of the foregoing.

         "Guarantee Agreement" means the unconditional guarantee by the Guarantor of the obligations of the Borrower under this Agreement and the Note and the other Loan Documents substantially in the form of Exhibit D hereto, as from time to time amended.

         "Guarantor" means Benton-Vinccler, C.A., a Venezuelan corporation, together with its successors and assigns.

         "Guaranty", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to advance to or provide funds for the payment or discharge of such obligation (whether in

                                Credit Agreement
the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the working capital, equity capital, net worth, solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any securities, products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the amount of the obligation guaranteed. The term "Guarantee" used as a verb has a corresponding meaning.

         "Indemnitee" has the meaning set forth in Section 8.03(b).

         "Indenture" means the Indenture dated as of May 2, 1996 between the Borrower and First Trust of New York, National Association, as Trustee, relating to the Senior Notes.

         "Interest Payment Date" means the last day of each Interest Period, provided, that if any such day is not a Euro-Dollar Business Day, the relevant Interest Payment Date shall be the immediately preceding Euro-Dollar Business Day.

         "Interest Period" means the period commencing on the date of the initial Loan and ending on the date one, two or three months thereafter, as the Borrower may select as provided below, and thereafter each period commencing on the last day of the next preceding Interest Period and ending on the date one, two or three months thereafter as the Borrower may select as provided below; provided that any Interest Period which begins before the Commitment Termination Date and would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.


         "John Hancock Notes" means the notes issued under the Note Agreement.

         "Lagoven" means Lagoven, S.A., a Venezuelan corporation, and its successors and assigns.

         "L/C Payment" has the meaning specified in Section 2.05(c).

         "L/C Payment Date" has the meaning specified in Section 2.05(c).

                                Credit Agreement

         "Lending Office" means the branch of the Bank located at its address set forth on the signature pages hereto or such other office, branch or affiliate of the Bank as it may hereafter designate as its Lending Office by notice to the Borrower.

         "Letter of Credit" means an irrevocable standby letter of credit issued by the Bank hereunder in substantially the form of Exhibit B hereto, as from time to time amended.

         "Letter of Credit Commitment" means the obligation of the Bank to issue the Letter of Credit pursuant to Section 2.01(b) on and subject to the terms and conditions of this Agreement.

         "Letter of Credit Documents" means, collectively, the Letter of Credit and any application therefor or other agreement relating thereto.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, court decision or contract, and including, without limitation, any mortgage, pledge, security interest, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of or agreement to give or permit the filing on its behalf of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

         "Loan" has the meaning set forth in Section 2.01.

         "Loan Commitment" means the obligation of the Bank to make Loans pursuant to Section 2.01(a) on and subject to the terms and conditions of this Agreement in an aggregate principal amount at any one time outstanding up to $20,000,000, as reduced pursuant to Section 2.05(b) or Section 2.08.

         "Loan Documents" means, collectively, this Agreement, the Note, the Guarantee Agreement, the Security Agreement, the Deposit Agreement, the Letter of Credit Documents and the Consent.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.06(e).

         "Material Adverse Effect" means, (i) any material adverse

                                Credit Agreement
effect on the Borrower's business, assets, liabilities, financial condition, results of operations or business prospects, (ii) any material adverse effect on the Consolidated Group's business, assets, liabilities, financial condition, results of operations or business prospects on, where appropriate, a consolidated basis in accordance with GAAP, and (iii) any adverse effect, whether or not material, on the binding nature, validity or enforceability of this Agreement or any other Loan Document as obligations of the Borrower or any material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document.

         "Multiemployer Plan" means any plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

         "Net Worth" means, as of the date which it is to be determined, the total stockholders' equity of the Borrower determined in accordance with GAAP.

         "Note" means a promissory note of the Borrower, substantially in the form of Exhibit C hereto, evidencing the obligation of the Borrower to repay the Loans.

         "Note Agreement" means the Note Agreement dated as of September 30, 1994 between the Guarantor and John Hancock Mutual Life Insurance Company, and amended.

         "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

         "Notice of Letter of Credit" has the meaning set forth in Section 2.02(b).

         "Officers' Certificate" means a certificate signed in the name of the Borrower by any two Senior Officers of the Borrower.

         "Oil and Gas Business" means the exploration for and the development, acquisition, production, processing, marketing, storage and transportation of hydrocarbons and other related energy and natural resources businesses and any activity necessary, appropriate or incidental to the foregoing.

         "Operating Agreement" means any contractual arrangement between the Borrower or any Subsidiary and one or more third parties pursuant to which the Borrower or such Subsidiary and such third party or parties agree to share the costs and benefits

                                Credit Agreement
of exploring and developing oil and gas properties.

         "Operator" has the meaning set forth in Section 5.10.

         "Other Taxes" means any present or future stamp, court or documentary taxes and any other excise or property taxes, and charges or similar levies imposed by any Governmental Authority which arise from any payment made hereunder or under the Note or any other Loan Document, or otherwise with respect to this Agreement or the Note or any other Loan Document.

         "Parent" means any Person controlling the Bank.

         "Participant" has the meaning set forth in Section 8.05(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.

         "Performance Letter of Credit" means, with respect to any Person, a letter of credit or bond to secure the performance in any country of any obligations of such Person under any contract entered into in the ordinary course of such Person's Oil and Gas Business; provided, that the provision of any such letter of credit or bond is required by local law or, in the case of any such letter of credit or bond securing the performance of obligations outside the United States, is customarily required in connection with contracts relating to the Oil and Gas Business in such country and, in either case, such letter of credit or bond requires that any payment thereunder by the issuer thereof be immediately repaid by such Person.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency, instrumentality or Governmental Authority thereof.

         "Plan" means an "employee pension benefit plan" (as defined in section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any of its Related Persons (as defined in Section 5.14).

         "Post-Default Rate" has the meaning ascribed thereto in Section
2.06(b).

         "Preferred Stock" means, with respect to any Person, capital stock or Redeemable Stock of such Person of any class or classes

                                Credit Agreement

(however designated), whether now outstanding or issued after the date hereof, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation of such Person, to any other class of capital stock of such Person and includes, without limitation, all classes and series of preferred or preference stock.

         "Prime Rate" means the rate of interest publicly announced by the Bank in New York City from time to time as its Prime Rate.

         "Redeemable Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of such Person's capital stock or partnership interests whether now outstanding or issued after the date hereof that by their terms or otherwise are or may be required to be redeemed prior to the Commitment Termination Date or are redeemable at the option of the holder thereof (including, without limitation, upon the happening of any specified event or with the passage of time) at any time prior to the Commitment Termination Date.

         "Reference Period" means, with respect to the determination of the EBITDA/Interest Ratio, the period of four full fiscal quarters for which financial information is available immediately preceding the date of determination.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time (or any successor thereto).

         "Reimbursement Obligations" means the obligations of the Borrower under
Section 2.05(c) of this Agreement to reimburse to the Bank for each amount paid by the Bank under the Letter of Credit.

         "Restricted Subsidiary" means any Subsidiary of the Borrower (including, in any event, the Guarantor); provided that any Subsidiary (other than the Guarantor) that the Borrower certifies to the Bank has been designated as an "Unrestricted Subsidiary" pursuant to the Indenture shall not be deemed to be a Restricted Subsidiary.

         "Security Agreement" means a security agreement between the Guarantor and the Bank in which the Guarantor grants to the Bank a security interest in (among other things) any and all payments under the Service Agreement as security for the obligations of the Guarantor under Guarantee Agreement, substantially in the

                                Credit Agreement
form of Exhibit E hereto, as from time to time amended.

         "Senior Notes" means the 11 5/8% Senior Notes due 2003 of the Borrower.

         "Senior Officer" means the President, Chief Executive Officer, any Vice President, Chief Financial Officer, Treasurer, principal Accounting Officer, Controller of the Borrower or any other Person, whether or not an officer, who performs similar functions, on behalf of the Borrower.

         "Service Agreement" means the Operating Service Agreement dated July 31, 1992 among the Guarantor, Venezolana de Inversiones y Construcciones Clerico, C.A., the Contractor and Lagoven, as from time to time amended (without prejudice to Section 4.10 of the Guarantee Agreement).

         "Service Agreement Assignment" means the assignment to the Guarantor dated March 8, 1994, by the Borrower, Venezolana de Inversiones y Construcciones Clerico, C.A. and the Contractor of their rights under the Service Agreement.

         "SPE" means the Society of Petroleum Engineers and any successor organization.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Taxes" means Domestic Taxes, Foreign Taxes and Other Taxes.

         "Trade Payables" means amounts payable by the Borrower or any of its Subsidiaries to suppliers (not Affiliates) of goods and services incurred in the ordinary course of business.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Venezuela" means the Republic of Venezuela.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be

                                Credit Agreement
delivered hereunder shall be prepared in accordance with generally accepted United States accounting principles as in effect on the date hereof, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Bank.


                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01. Commitments.

         (a) The Bank agrees, on and subject to the terms and conditions set forth in this Agreement, to make loans (each, a "Loan" and, collectively, the "Loans") to the Borrower in Dollars on any Euro-Dollar Business Day on or before the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Loan Commitment.

         (b) The Bank agrees, on and subject to the terms and conditions set forth in this Agreement, to issue the Letter of Credit for account of the Borrower in the face amount of $18,000,000 on a Domestic Business Day on or before July 31, 1996.

         SECTION 2.02.  Notices.

         (a) The Borrower shall give the Bank prior written notice of each Loan (a "Notice of Borrowing"), which shall be irrevocable, not later than 10:00 a.m. (New York City time) on the third Euro-Dollar Business Day before the date of such Loan, specifying:

                  (i) the date of such Loan, which shall be a Euro-Dollar Business Day,

                 (ii)  the amount of such Loan and

                (iii) the duration of the initial Interest Period for such Loan.

Not later than 10:00 a.m. (New York City time) on the fifth Euro-Dollar Business Day before the last day of any Interest Period with respect to a Loan, the Borrower shall give the Bank notice

                                Credit Agreement
of the duration of the next succeeding Interest Period, which notice shall be irrevocable. In the event that the Borrower fails to select the duration of any Interest Period as provided herein, such Interest Period shall (subject to the provisions of the definition of Interest Period) be of one month's duration commencing on the last day of the immediately preceding Interest Period.

         (b) The Borrower shall give the Bank at least three Euro-Dollar Business Days' prior written notice of the issuance of the Letter of Credit (the "Notice of Letter of Credit"), which shall be irrevocable, specifying the issuance date, which shall be a Domestic Business Day.

         SECTION 2.03. Funding of Loans. Not later than 2:00 p.m. (New York City time) on the date of each Loan, the Bank will remit the proceeds of such Loan in such manner as may be agreed between the Bank and the Borrower.

         SECTION 2.04. Note. The Loans shall be evidenced by the Note, dated the date of the initial Loan and in a principal amount equal to the amount of the Loan Commitment.

         SECTION 2.05.  Repayment.

         (a) Subject to Section 2.05(b), the Borrower agrees to repay the full principal amount of each Loan on the Commitment Termination Date.

         (b) Upon receipt from the Beneficiary of any drawing request under the Letter of Credit, the Bank shall promptly notify the Borrower of the amount to be paid by the Bank pursuant to such drawing request and the date (an "L/C Payment Date") on which payment is to be made by the Bank (an "L/C Payment"). The Borrower hereby unconditionally agrees to pay to the Bank on such L/C Payment Date an amount equal to the amount of such L/C Payment, without presentment, demand, protest or other formalities of any kind.

         (c) It is understood and agreed that (i) the Bank shall have no obligation to investigate the correctness of any certificate presented under the Letter of Credit or to make any other factual determination in connection therewith, and (ii) the Bank shall have no responsibility in respect of, and the obligations of the Bank under the Letter of Credit shall not be affected by, any term of any agreement at variance with any term or provision hereof of the Letter of Credit or any other Loan

                                Credit Agreement

Document. The Bank may honor, as complying with the terms of the Letter of Credit, instruments or documents otherwise in order signed or issued by an administrator, trustee in bankruptcy or other legal representative of the Beneficiary. It is also understood and agreed that (a) the Beneficiary shall not be deemed to be the agent of the Bank; (b) the Bank shall not be responsible for any error or delay in transmission, dispatch or delivery by any other party of any notice of advice in connection with the Letter of Credit or delay in giving or failure to give any notice; and (c) the occurrence of one or more of the contingencies specified in the Uniform Customs and Practice referred to below, or in the preceding clauses of this paragraph, shall not affect or impair any of the Bank's rights or powers hereunder or the Borrower's Reimbursement Obligations. Any action or omission on the part of the Bank under or in connection with the Letter of Credit or any instruments or documents relating thereto, if in good faith and in conformity with the such foreign or domestic laws, regulations or customs as the Bank may deem to be applicable, shall be binding on the Borrower and shall not place the Bank under any liability to the Borrower. The Borrower agrees that the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500, shall be binding on the Borrower in respect of the Letter of Credit, except as otherwise expressly agreed. The Borrower agrees to indemnify the Bank and hold the Bank harmless against any and all claims, losses, liabilities or damages (including, without limitation, legal fees and disbursements of counsel) howsoever arising from or in connection with the Letter of Credit.

         SECTION 2.06.  Interest Rates.

         (a) The Borrower agrees to pay interest on the outstanding principal amount of each Loan, for each Interest Period relating thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable on the last day of each Interest Period in respect of such Loan and upon each payment or prepayment of principal of such Loan.

         (b) Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum (the "Post-Default Rate") equal to the sum of 2% per annum plus the higher of
(i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the sum of the

                                Credit Agreement

Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Bank may select) deposits in Dollars in an amount approximately equal to such overdue payment are offered to the Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 7.01 shall exist, at a rate per annum equal to the sum of 2% per annum plus the Euro-Dollar Margin plus the Base Rate for such day).

         (c) Any Reimbursement Obligation that is not paid in full when due shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% per annum plus the percentage specified in clause (ii) of Section 2.06(b).

         (d) The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (e) As used in this Section 2.06, the following terms shall have the following meanings:

         "Euro-Dollar Margin" means (i) during the period from the date of this Agreement to but not including September 14, 1997, 3.00% per annum and (ii) thereafter, 3.75% per annum.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period for each Loan means the rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) determined by the Bank to be the rate at which deposits in Dollars are offered by the Bank to leading banks in the London interbank market at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of such Loan

                                Credit Agreement
and for a period of time comparable to such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on the Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents).

         SECTION 2.07.  Fees.

         (a) In consideration of the Bank's entering into this Agreement, the Borrower shall pay to the Bank a non-refundable fee on the Closing Date in the amount of $1,000,000.

         (b) In consideration of the Bank's issuance of the Letter of Credit, the Borrower shall pay to the Bank a letter of credit fee at the rate of .25% per annum computed on the daily average maximum available amount of the Letter of Credit (as reduced from time to time pursuant to the terms thereof), such fee to be payable quarterly in arrears on each quarterly anniversary of the date hereof and upon the termination or full utilization of the Letter of Credit.

         SECTION 2.08.  Termination or Reduction of Commitments.

         (a) The Loan Commitment shall terminate on the Commitment Termination Date and the Letter of Credit Commitment shall terminate on July 31, 1996.

         (b) The Borrower shall have the option to terminate or reduce the Loan Commitment upon five Domestic Business Days' notice to the Bank, each reduction to be in a minimum amount of $1,000,000.

         (c) The Commitments, once terminated, may not be reinstated.

         SECTION 2.09. Prepayments. The Borrower may, upon at least three Euro-Dollar Business Days' notice to the Bank, prepay the Loans in whole, or from time to time in part, in the amount of

                                Credit Agreement

$1,000,000 or any integral multiple thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, provided that the Loans may be prepaid only on the last day of an Interest Period.

         SECTION 2.10.  General Provisions as to Payments.

         (a) The Borrower shall make each payment of principal of, and interest on, the Loans and the Reimbursement Obligations and of arrangement fee and letter of credit fee and all other amounts payable hereunder not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Bank at its address referred to in Section 8.01.

         (b) Whenever any payment of principal of, or interest on, the Loans or the Reimbursement Obligations shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (c) It is anticipated that the Bank will, and the Bank is hereby irrevocably authorized to, effect payment of principal of and interest on the Loans and the Reimbursement Obligations and any other amounts falling due under this Agreement and the Note by debiting the Collateral Account and/or the Deposit, as defined in the Deposit Agreement, up to the collected credit balance thereof, in an amount equal to the aggregate amount so falling due; provided, that nothing in this Section 2.10(c) or in any other provision of this Agreement or any of the other Loan Documents shall limit the recourse of the Bank to the Collateral Account or the Collateral or the collateral provided in the Deposit Agreement or any other property, assets or revenues.

         SECTION 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Loan (pursuant to Article VI or VII or otherwise) on any day other than the last day of an Interest Period, or if the Borrower fails to borrow a Loan after notice has been given to the Bank in accordance with Section 2.02, the Borrower shall reimburse the Bank within 3 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in such Loan),

                                Credit Agreement
including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that the Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.12. Computation of Interest. Interest and letter of credit fee hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                   ARTICLE III

                                   CONDITIONS

         SECTION 3.01. Letter of Credit. The obligation of the Bank to issue the Letter of Credit shall be subject to the condition precedent that the Bank shall have received the following documents, each dated the date of such issuance, unless otherwise indicated, and each in form and substance satisfactory to the
Bank:

         (a) the Deposit Agreement, duly executed and delivered by the Borrower and the Bank, together with evidence of the establishment of the Deposit as defined therein;

         (b) an opinion of Emens, Kegler, Brown, Hill & Ritter, counsel to the Borrower, covering such matters relating to this Agreement and the Deposit Agreement, and in such form, as the Bank may require in its sole discretion;

         (c) an opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Bank, covering such matters relating to this Agreement and the Deposit Agreement, and in such form, as the Bank may require in its sole discretion;

         (d) certified copies of the charter and by-laws of the Borrower and evidence of the taking by it of all necessary corporate action required for the making and performance by it of this Agreement and the Deposit Agreement; and

         (e) such other documents relating to this Agreement and the Deposit Agreement and the transactions contemplated hereby and thereby as the Bank may reasonably request.

                                Credit Agreement

         SECTION 3.02. Initial Loan. The obligation of the Bank to make the initial Loan shall be subject to the condition precedent that the Bank shall have received the following documents, each in form and substance satisfactory to the Bank:

         (a) the Note, in a principal amount equal to the initial amount of the Loan Commitment and dated the date of the initial Loan, duly executed by the Borrower;

         (b) the Guarantee Agreement, duly executed and delivered by the Guarantor and the Bank;

         (c) the Security Agreement, duly executed and delivered by the Guarantor and the Bank;

         (d) the Consent, duly executed and delivered by Lagoven;

         (e) a certified copy of the Service Agreement and the Service Agreement Assignment together with evidence that the Assigners, as defined therein, have validly assigned to the Guarantor all of their right, title and interest in, to and under the Service Agreement, and that the Guarantor has the sole and exclusive right to receive any and all payments thereunder and to enforce the same;

         (f) an opinion of Baker & McKenzie, special Venezuelan counsel to the Guarantor, covering such matters relating to the Guarantee Agreement and the Security Agreement, and in such form, as the Bank may require in its sole discretion;

         (g) an opinion of Mendoza, Palacios, Acedo, Borjas, Paez Pumar y Cia., special Venezuelan counsel to the Bank, covering such matters relating to the Guarantee Agreement and the Security Agreement, and in such form, as the Bank may require in its sole discretion;

         (h) an opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Bank, covering such matters relating to the Guarantee Agreement and the Security Agreement, and in such form, as the Bank may require in its sole discretion;

         (i) the documents referred to in Section 3.01(d) and certified copies of the charter and by-laws of the Guarantor and evidence of the taking by it of all necessary corporate action required for the making and performance by it of the Guarantee Agreement and the Security Agreement, together with such evidence

                                Credit Agreement
as the Bank may require as to the due authorization, execution and delivery by Lagoven of the Consent;

         (j) evidence that the Service Agreement is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto, enforceable in accordance with their respective terms, and that the Guarantor is in compliance with the terms of the Service Agreement and is not in default thereunder;

         (k) evidence that each of the Guarantor and Lagoven has procured all licenses, consents and approvals (including, without limitation, all foreign exchange approvals), and made all registrations and filings, from or with any Governmental Authority required for it to make and perform the Security Agreement and the Consent, including without limitation confirmation that Lagoven is entitled to make payments under the Service Agreement from funds in accounts outside Venezuela without remittance to the Central Bank; and

         (l) such other documents relating to this Agreement and the transactions contemplated hereby as the Bank may reasonably request.

         SECTION 3.03. Additional Conditions. The obligation of the Bank to make any Loan (including without limitation the initial Loan) or issue the Letter of Credit is subject to the satisfaction of the following additional conditions:

         (a) receipt by the Bank of the relevant Notice of Borrowing or Notice of Letter of Credit, as the case may be, required by
Section 2.02;

         (b) the fact that, immediately before and after the making of such Loan or the issuance of the Letter of Credit, as the case may be, no Default shall have occurred and be continuing; and

         (c) the fact that the representations and warranties of the Borrower contained in this Agreement and (in the case of any Loan) of the Guarantor contained in the Guarantee Agreement and the Security Agreement and of Lagoven in the Consent shall be true on and as of the date of such Loan and the date of issuance of the Letter of Credit as if made on and as of such respective dates.

                                Credit Agreement

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all necessary corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Schedule I sets forth a complete list of the Borrower's Subsidiaries, and their respective jurisdictions of incorporation, as of the date of this Agreement and each of such Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The making and performance by the Borrower of this Agreement, the Note and the other Loan Documents to which it is a party are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower. The Borrower has procured all licenses, consents and approvals (including without limitation all foreign exchange approvals), and made all registrations and filings, from or with any Governmental Authority required for the Borrower to make and perform this Agreement and each other Loan Document to which it is a party. The John Hancock Notes have been paid in full.

         SECTION 4.03. Binding Effect. This Agreement constitutes, and each of the other Loan Documents to which it is a party when duly executed and delivered for value will constitute, legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

         SECTION 4.04. Financial Information. The balance sheet of the Borrower as of December 31, 1995, and the related statement of operations for the fiscal year then ended, each reported on by Deloitte & Touche, and copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted

                                Credit Agreement

United States accounting principles, the financial position of the Borrower as of such date and the results of its operations for such fiscal year; and except as heretofore disclosed to the Bank in writing, since December 31, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower from that set forth in said financial statements.

         SECTION 4.05. Compliance. The Borrower is in compliance in all material respects with (a) all material obligations, agreements and covenants under any indenture, mortgage, deed of trust, bank loan or credit agreement or other material agreement or instrument to which the Borrower or any of its properties is bound, (b) all laws, statutes, rules and regulations of any Governmental Authority applicable to the Borrower and (c) all orders, decrees, judgments or other determinations of any arbitrator or Governmental Authority applicable to the Borrower. The Borrower has heretofore furnished to the Bank a true and complete copy of the Indenture.

         SECTION 4.06. Litigation. Except as disclosed in the financial statements of the Borrower as of December 31, 1995, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower before any arbitrator or Governmental Authority, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Borrower, or which in any manner draws into question the validity of this Agreement or any of the other Loan Documents.

         SECTION 4.07. Title to Properties. Each of Borrower and its Subsidiaries has good and marketable title to its real properties (other than properties which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1995 (other than properties and assets disposed of since such date in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 5.15. The Borrower enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the conduct of the businesses of the Borrower as now conducted and each of its Subsidiaries, and all such leases are valid and subsisting and are in full force and effect. The Borrower and each of its Subsidiaries owns or has the right to use (under agreements or licenses which are in full force and effect) all patents,

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                                      -27-

copyrights, trademarks, trade names, service marks or other intellectual or industrial property rights necessary for the Borrower or such Subsidiary to conduct its business without any known conflict with the rights of others.

         SECTION 4.08. Affiliates and Investments in Others. Except as set forth on Schedule II, the Borrower and its Subsidiaries have no Affiliates and do not own any stock or securities or have any beneficial or equity interest in any Person other than ownership of stock or securities of a Person of a class publicly traded on a national securities exchange representing not more than 5% of the total combined voting power of all classes of voting stock of such Person or more than 5% of beneficial or equity interest in such Person.

         SECTION 4.09. Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed all Federal, State, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on its behalf with respect to its properties or assets, and all Taxes, assessments and other governmental charges imposed upon the Borrower and any of its properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest and those presently being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made. The changes, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any Taxes for all periods are adequate, and the Borrower knows of no unpaid assessment for additional Taxes for any period or any basis for any such assessment for which adequate provision has not been made in its accounts. No charges or Taxes will be imposed by the State of Texas or any other Governmental Authority on the execution, delivery or enforcement of this Agreement and the other Loan Documents.

         SECTION 4.10.  ERISA.

         (a) To its knowledge, neither the Borrower nor any Related Person has breached any of the fiduciary rules of ERISA or engaged in any prohibited transaction in connection with which the Borrower or any Related Person could be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited transaction), either a civil penalty assessed pursuant to section 502(i) of ERISA, a tax imposed under section 4975 of the Code or a lien imposed under section 412(n) of the

                                Credit Agreement

Code, in any such case which would have a Material Adverse Effect.

         (b) No Plan subject to Title IV of ERISA or any trust created under any such Plan has been terminated since September 2, 1974 other than those set forth in Schedule III. Neither the Borrower nor any Related Person has within the past six years contributed, or had any obligation to contribute, to a single employer plan that has at least two contributing sponsors not under common control or ceased operations at a facility under circumstances which could result in liability under the Code or ERISA. No liability to the PBGC has been or is expected by the Borrower or any Related Person to be incurred with respect to any Plan by the Borrower or any Related Person which is or would be materially adverse to the Borrower and the Subsidiaries taken as a whole. There has been no reportable event (within the meaning of section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability to the Borrower or a Related Person.

         (c) Full payment has been made (or will be made within the period described in section 412 of the Code) of all amounts which the Borrower or any Related Person is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof (or will be made within the period described in section 404 of the Code), and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan. Each Plan satisfies the minimum funding standard of section 412 of the Code.

         (d) If the Borrower or any Related Person terminates its defined benefit pension plan (which is intended to qualify under section 401(a) and section 501(a) of the Code), it shall fund such plan as of the termination date so that the benefit liabilities thereunder do not exceed the then current assets of such plan.

         (e) (i) Neither the Borrower nor any Related Person has been obligated to contribute to any Multiemployer Plan, (ii) neither the Borrower nor any Related Person has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan, and (iii) neither the Borrower nor any Related Person has been notified by the sponsor of a Multiemployer Plan to which the Borrower or any Related Person is

                                Credit Agreement
obligated or has been obligated to contribute that such Multiemployer Plan has been terminated or is in reorganization and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

         (f) Neither the Borrower nor any Related Person has, or is expected to incur, any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA), whether written or unwritten, which are or have been established or maintained, or to which contributions are or have been made, by the Borrower or any Related Person.

         (g) If the Borrower and any Related Persons withdraw from any or all Multiemployer Plans to which they or any of them are or have been or become obligated to contribute under Title IV of ERISA, there would be no withdrawal liability as the date of such withdrawal.

         (h) Neither the Borrower nor any Related Person has engaged in any transaction that could result in the incurrence of any liabilities under section 4069 or section 4212 of ERISA.

         SECTION 4.11. Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all material authorizations that are required and is in compliance with all terms and conditions of all permits, licenses, and other authorizations required to be obtained by it under all environmental laws, including any and all laws, statutes, ordinances, rules, regulations, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions or determinations of any Governmental Authority relating to emissions, discharges, releases, or threatened release of contaminants into the environment (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of contaminants, fuels, chemicals or waste materials, including, without limitation, to the extent applicable, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section9601 et seq., the Occupational Safety and Health Act, RCRA, the Safe Drinking Water Act and the Toxic Substances Control Act, all as amended (collectively "Environmental Laws"), and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Environmental Laws or in any

                                Credit Agreement
regulation, ordinance, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure so to comply does not have a Material Adverse Effect. The Borrower is not aware of any event, condition, or activity which may interfere with or prevent continued compliance by the Borrower and its Subsidiaries with all Environmental Laws, except to the extent that failure so to continue to comply would not have a Material Adverse Effect.

         SECTION 4.12. Labor Relations. There is not now pending, or to the knowledge of the Borrower, threatened, any strike, work stoppage, work slow down, material grievance or other material dispute between the Borrower or any of its Subsidiaries and any bargaining unit or significant number of its respective employees. The Borrower is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Borrower or any of its Subsidiaries that would result, individually or in the aggregate, in a Material Adverse Effect.

         SECTION 4.13. Status Under Certain Federal Statutes and Regulations. The Borrower is not (a) an "investment company" or a company "controlled" by an "investment company" or an "open-end investment company" or a "unit investment trust" or a "face-amount certificate company," within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (c) a "carrier," as defined in section 11,301(a)(1) of Title 49 of the United States Code and subject to the provisions of such Title. None of the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U and none of the proceeds of any Loan will be used for any such purpose.

         SECTION 4.14. Full Disclosure. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement is, and all such information hereafter furnished by the Borrower to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which materially and

                                Credit Agreement
adversely affect or may affect (to the extent the Borrower can now reasonably foresee) the business, operations or financial condition or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under this Agreement.

         SECTION 4.15. Service Agreement. The Assigners (as defined in the Service Agreement Assignment) have validly assigned to the Guarantor all of their right, title and interest in, to and under the Service Agreement, and the Guarantor has the sole and exclusive right to receive any and all payments thereunder and to enforce the same. The Borrower has heretofore furnished to the Bank a true and complete copy of the Service Agreement, as in effect on the date of this Agreement; the Service Agreement is in full force and effect and constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with its terms; and the Guarantor is in compliance with its obligations under the Service Agreement.

         SECTION 4.16. Maximum Total Fee. So long as the Loan Commitment or the Letter of Credit Commitment remains in effect, or the Letter of Credit remains outstanding, and until the payment in full of the principal of and interest on the Loans and the Note and all Reimbursement Obligations and all other amounts payable under this Agreement, the Guarantor will, in each calendar quarter, be entitled to receive, as remuneration under the Service Agreement, an amount equal to the prevailing adjusted Maximum Total Fee (as defined in Part S13 of the Service Agreement).

                                    ARTICLE V

                                    COVENANTS

         The Borrower agrees that, so long as the Loan Commitment or the Letter of Credit Commitment remains in effect, or the Letter of Credit remains outstanding, or any amount payable hereunder or under any other Loan Document remains unpaid:

         SECTION 5.01. Information. The Borrower will deliver to the Bank:

         (a) as soon as practicable and in any event not more than 46 days after the end of each quarterly period in each fiscal year of the Borrower (except the fourth quarter), the consolidated (and, upon the request of the Bank, consolidating)

                                Credit Agreement
balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and (except in the case of the first quarter) for the fiscal year to date and the related consolidated (and, upon, the request of the Bank, consolidating) statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such period(s) setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year of the Borrower, all in reasonable detail and in accordance with GAAP and certified by the chief accounting officer or chief financial officer of the Borrower as fairly presenting the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows, in each case for the periods indicated, in conformity with GAAP (except as disclosed in the certificate of such chief accounting officer or chief financial officer with any changes in accounting policies discussed in reasonable detail), subject to changes resulting from year-end adjustments not material in scope or amount;

         (b) as soon as practicable and in any event not more than 91 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such year, and setting forth in each case, in comparative form, corresponding figures for the preceding fiscal year of the Borrower, all in reasonable detail and in accordance with GAAP and (i) in the case of such consolidated financial statements, accompanied by a report thereon of Deloitte & Touche or another Approved Auditor, which report shall be without limitations as to the scope of the audit and shall state that such financial statements present fairly the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (ii) in the case of such consolidating financial statements, certified by the chief accounting officer or chief financial officer of the Borrower as presenting fairly the information contained therein in accordance with GAAP;

         (c) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to clauses (a) and (b) of this Section 5.01, a certificate of the chief financial officer of the Borrower (i) stating that the signer has reviewed

                                Credit Agreement
the terms of this Agreement and the other Loan Documents and has made, or caused to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that after reasonable investigation the signer has no knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto,
(ii) demonstrating (with computations in reasonable detail) compliance by the Borrower and its Subsidiaries with the provisions of Section 5.13, (iii) analyzing the principal changes in the results of operations of the Borrower and its Subsidiaries for such fiscal year or fiscal quarter from the results of operations of the Borrower and its Subsidiaries for the immediately preceding fiscal year or fiscal quarter and (iv) specifying the aggregate amount of interest paid or accrued by the Borrower and its Subsidiaries and the aggregate amount of depreciation, depletion and amortization charged on the books of the Borrower and its Subsidiaries (except in the case of the Officers' Certificate delivered with the financial statements being delivered pursuant to clauses (a) and (b) of this Section 5.01, only if not specified in such financial statements);

         (d) together with each delivery of financial statements pursuant to
Section 5.01(b), a certificate of the Borrower's Approved Auditor stating (i) that its audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters and that such review is sufficient to enable it to make the statement referred to in clause
(iii) of this Section 5.01(d), (ii) whether, in the course of their audit examination, there has been disclosed the existence during the fiscal year covered by such financial statements (and whether it has knowledge of the existence as of the date of such accountants' certificate) of any condition or event which constitutes a Default or Event of Default under Section 5.13, and if during its audit examination there has been disclosed (or if it has knowledge of) such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that the Approved Auditor shall not be liable to any Person by reason of its failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally

                                Credit Agreement
accepted auditing standards), and (iii) that based on its annual examination nothing came to its attention which causes it to believe that the information contained in the certificate of the Borrower's chief financial officer delivered therewith pursuant to Section 5.01(c) is not correct or that the matters set forth in such certificate are not stated in accordance with the terms of this Agreement;

         (e) as soon as practicable and in any event not more than 91 days after the end of each fiscal year of the Borrower, a report as to the estimated discounted future net revenues attributable to proved oil and gas reserves of the Borrower and its Subsidiaries calculated in accordance with all applicable SEC, FASB and SPE requirements, standards and guidelines (before any state or federal income taxes) as of the end of such year audited by Independent Petroleum Engineers (the "Audited Report");

         (f) promptly after receipt thereof by the Borrower, copies of all material reports submitted to the Borrower by independent public accountants and consultants in connection with each annual, interim or special audit of the books of the Borrower or any of its Subsidiaries;

         (g) promptly after any Senior Officer of the Borrower obtains knowledge
(i) that a condition or event exists that constitutes a Default or Event of Default, (ii) that the Bank has given notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (iii) of any condition or event peculiar to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (iv) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 6.01, (v) of the institution of any litigation involving claims against the Borrower or any of its Subsidiaries equal to or greater than $100,000 with respect to any single cause of action or $500,000 in the aggregate, (vi) of the assertion by any Person of a claim for breach or violation of any Environmental Law or for damages resulting from such breach or violation against the Borrower which in the reasonable opinion of the Borrower is material, (vii) of the assertion of any claim by any Person seeking injunctive relief against the Borrower or any of its Subsidiaries which would have a Material Adverse Effect or (viii) of the occurrence of any default or event of default under any other agreement, instrument or note evidencing or pursuant to which any

                                Credit Agreement

Debt (other than that represented by this Agreement and the other Loan Documents) the outstanding principal amount of which exceeds $1,000,000 has been issued by the Borrower or any Subsidiary, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by the Bank or other Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Borrower has taken, is taking or proposes to take in connection therewith (provided that nothing in this Section 5.01(g) shall require the Borrower to disclose in such Officers' Certificate any information not otherwise known or discoverable by an opposing party in the event litigation or another proceeding has been or is instituted against the Borrower or a Subsidiary in connection with any such event, condition or claimed Default if discovery of such information by such opposing party could materially prejudice any rights or defenses of the Borrower or such Subsidiary with respect thereto);

         (h) promptly after any officer of the Borrower obtains knowledge of the occurrence of any (i) "reportable event", as such term is defined in section 4043 of ERISA, (ii) "prohibited transaction" as such term is defined in section 4975 of the Code, in connection with any Plan or any trust created thereunder which is not otherwise exempt under a statutory, class or administrative exemption, (iii) event described in Section 5.23, (iv) reorganization or termination of any Multiemployer Plan to which the Borrower or any Related Person is obligated or has been obligated to contribute, (v) termination of any Plan, or proceedings to terminate any Plan which are pending or threatened or
(vi) liability to or on account of any Plan under sections 4062, 4063 or 4064 of ERISA which will or may be incurred by the Borrower or a Related Person, a written notice specifying the nature thereof, what action the Borrower or any Related Person has taken, is taking and proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service of the PBGC with respect thereto;

         (i) promptly after transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send or make available to public debt holders or stockholders and copies of all registrations statements (without exhibits) and all reports which it files with the SEC or any stock exchange;

         (j) promptly after transmission thereof, copies of all such financial statements, notices, certificates and reports as it shall send to any other lender or group of lenders if the

                                Credit Agreement
aggregate amount of Debt outstanding by the Borrower and its Subsidiaries to such lenders or group of lenders exceeds $5,000,000;

         (k) promptly after receipt thereof, copies of any reports, statements and notices it may receive in accordance with Section 13(d) or 14(d) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC; and

         (l) with reasonable promptness, such other information and data with respect to the Borrower and its Subsidiaries as from time to time may be reasonably requested by the Bank.

         SECTION 5.02. Inspection of Property. Each of the Borrower and its Subsidiaries will permit the Bank and any Person designated by the Bank, at the Bank's expense (unless such inspection shall be made during the continuance of a Default or after the occurrence of an Event of Default, in which event the reasonable expense of such inspection shall be borne by the Borrower), to visit and inspect any of the properties, real, personal or mixed, of the Borrower or its Subsidiaries, to examine the corporate books and financial records of the Borrower and its Subsidiaries and make copies thereof or extracts therefrom and to discuss their affairs, finances and accounts with the principal officers of the Borrower or any its Subsidiaries and (prior to the occurrence an continuance of a Default or Event of Default, upon consent of the Borrower (which consent shall not be unreasonably withheld), and during the continuance of a Default or after the occurrence of an Event of Default without the consent of the Borrower) its independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with any Person so designated its affairs, finances and accounts), and, with respect to the corporate records, any counsel generally representing the Borrower or such Subsidiary in respect of such matters, all at such reasonable times and as often as the Bank may reasonably request.

                                Credit Agreement

         SECTION 5.03. Corporate Existence, etc. The Borrower will, and will cause each of its Subsidiaries to, at all times (i) preserve and keep in full force and effect its corporate existence, and all of its rights and franchises material to its business, and (ii) qualify and maintain its qualification to do business and good standing in any jurisdiction where the failure to do so individually or in the aggregate would have a Material Adverse Effect.

         SECTION 5.04. Payment of Taxes and Claims.

         (a) The Borrower will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon them or upon any of their properties or assets or in respect of any of their franchises, business, income, sales and services, or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of their properties or assets, provided that no such Tax or claim need be paid if (i) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and (ii) the failure to pay such Tax or claim would not, if such contest were adversely determined, have a Material Adverse Effect.

         (b) The Borrower will not consent to or permit the filing of or be a party to any consolidated income tax return on behalf of itself or any of its Subsidiaries with any Person (other than a consolidated return that includes solely the Borrower and its Subsidiaries); provided that the Guarantor may obtain the benefit of tax losses incurred by third parties against its Venezuelan income if such arrangement (i) is in accordance with applicable law and customary practice in Venezuela and (ii) does not cause the Guarantor to become directly or indirectly liable on or for any Debt of or tax imposed on such third party.

         SECTION 5.05. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws), the violation of which would either individually or in the aggregate have a Material Adverse Effect, and will obtain and maintain in effect

                                Credit Agreement
all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 5.06. Maintenance of Properties and Leases. The Borrower will, and will cause each of its Subsidiaries to, maintain, in good repair and working order and condition, all properties used or useful in their respective businesses, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereto or thereof as needed and comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties.

         SECTION 5.07. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, being Lloyds of London or insurers rated at least A or A+ by A.M. Best, insurance with respect to its properties and business in such forms and amounts and against such risks as is reasonable and prudent in the circumstances and in any event as are customarily insured against by Persons of like size and reputation engaged in the same business and similarly situated.

         SECTION 5.08. Scope of Business. The Borrower will, and will cause its Subsidiaries to, engage only in the Oil and Gas Business.

         SECTION 5.09. Use of Proceeds. The proceeds of the Loans will be used by the Borrower solely for its general corporate purposes in compliance with all applicable legal and regulatory requirements, and none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U; provided that the Bank shall have no responsibility as to the use of any of such proceeds. The Letter of Credit shall be for the purpose of guaranteeing the expenditure commitment of the Borrower with respect to the Delta Centro exploration block in Venezuela.

                                Credit Agreement

         SECTION 5.10. Environmental Compliance. The Borrower will, and will cause each of its Subsidiaries to, (a) obtain and maintain all permits, licenses and other authorizations that are required under all Environmental Laws, (b) comply with all terms and conditions of all such permits, licenses and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws or in any regulation, ordinance, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that failure so to do does not have a Material Adverse Effect and (c) operate all property owned or leased by each of them such that no claim or obligation, including a clean-up obligation, which would have a Material Adverse Effect, shall arise under any Environmental Law, and if any claim is made against the Borrower or any of its Subsidiaries or any such obligation shall arise (regardless of whether such claim or obligation would have a Material Adverse Effect) under any Environmental Law, the Borrower or such Subsidiary shall, at its own cost and expense, timely satisfy such claim or obligation; provided that to the extent the Borrower or a Subsidiary has, pursuant to an Operating Agreement, delegated the operation of oil and gas properties to a third party (an "Operator"), the Borrower shall be required with respect to such properties directly to take only such actions to ensure compliance with this Section 5.10 as are permitted to it by such Operating Agreement but shall otherwise use its best efforts to ensure that the Operator takes all such actions necessary to ensure compliance with this Section 5.10.

         SECTION 5.11. Maintenance of Books and Records. The Borrower will, and will cause each of its Subsidiaries to, do the following: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and
(iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this Section 5.11 shall be made in accordance with, or as required by, GAAP reflecting all of the Borrower's and its Subsidiaries' financial transactions. Notwithstanding the foregoing, the Borrower and its Subsidiaries may make adjustments and changes in the manner in which their books and records are kept; provided, that:

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
                                      -40-

                  (a) all such adjustments and changes shall be required or permitted by GAAP but need not conform with the prior accounting practice of the Borrower, such Subsidiary or any predecessor of the Borrower;

                  (b) the Bank shall be given written notice of all such changes or adjustments with the financial statements required by Section 5.01(a) for the quarter in which such change occurred and a year-end listing and description of all such changes and adjustments and the effect thereof by the Approved Auditor which provided the financial statements required by Section 5.01(b); and

                  (c) the financial covenants and ratios set forth in Section
         5.13 shall continue to be calculated without regard to such adjustments or changes unless and until the Bank has consented thereto.

         SECTION 5.12. Payment of Trade Payables. The Borrower will, and will cause each of its Subsidiaries to, pay all Trade Payables promptly in accordance with their terms.

         SECTION 5.13. Financial Covenants. The Borrower will not:

         (a) Current Ratio. Permit its Current Ratio, calculated as of the last day of each fiscal quarter, to be less than 1.1 to 1.0.

         (b) EBITDA/Interest Ratio. Permit the EBITDA/Interest Ratio for any Reference Period to be less than 3.0 to 1.0.

         (c) Minimum Net Worth. Permit its Net Worth to be less than $100,000,000, calculated as of the last day of each fiscal quarter. For purposes of this Section 5.13(c), Net Worth shall exclude the cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) including, without limitation, goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1995.

         SECTION 5.14. Compliance with ERISA. The Borrower will not, and will not permit any Related Person to:

                                Credit Agreement

                  (a) engage in any transaction in connection with which the Borrower or any Related Person could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of section 4041(e) of ERISA), which could result in any liability of the Borrower or any Related Person to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under section 4042(b) or (c) of ERISA), incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA), fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Borrower or any Related Person is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan);

                  (b) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401(a) and Section 501(a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan; or

                  (c) if the Borrower or any Related Person becomes obligated under a Multiemployer Plan, permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower or any Related Person or the aggregate liability under Title IV of ERISA incurred by the Borrower or any Related Person to exceed any amount the payment of which would have a Material Adverse Effect.

For the purposes of Section 5.14(c), the amount of the withdrawal liability of the Borrower and the Related Persons at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV

                                Credit Agreement
of ERISA, that it and its Related Persons will have no liability, provided that the Borrower shall obtain promptly written advice from independent actuarial consultants supporting such determination. The Borrower agrees that it will (y) once in each calendar year, beginning in 1996, request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Borrower or any Related Person is or has been obligated to contribute and (z) transmit a copy of such statement to the Bank, within 15 days after the Borrower receives the same. As used in this Section 5.14, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA, the term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA and the term "amount of unfunded liabilities" has the meaning specified in section 4001(18) of ERISA. The term "Related Person" means any trade or business, whether or not incorporated, which is under common control with the Borrower as defined in Section 414(b), (c), (m) or (o) of the Code.

         SECTION 5.15. Indenture. The Borrower agrees to perform and comply with its obligations under Sections 3.8, 3.9, 3.10, 3.11, 3.13, 3.15 and 3.16 of the Indenture, and said Sections and all related definitions and ancillary provisions are hereby incorporated herein by reference mutatis mutandis, and shall be deemed to continue in effect for the benefit of the Bank irrespective of whether the Indenture is amended or remains in effect and irrespective of any waiver thereunder or any repayment of the Senior Notes.

                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of or interest on any Loan or any Reimbursement Obligation, or any fee or any other amount whatsoever payable under this Agreement or any other Loan Document;

         (b) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than as

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
                                      -43-

covered by clause (a) above) or any of the other Loan Documents, or, from and after the date of the initial Loan, the Guarantor shall fail to observe or perform any covenant or agreement contained in the Guarantee Agreement;

         (c) any representation, warranty, certification or statement made by the Borrower in this Agreement or any of the other Loan Documents or any certificate, financial statement or other document delivered by the Borrower pursuant to or in connection with this Agreement, or, from and after the date of the initial Loan, any representation, warranty, certification or statement made by the Guarantor in the Guarantee Agreement or by Lagoven in the Consent, or by the Guarantor or Lagoven in any certificate, financial statement or other document delivered by them pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) the Borrower, the Guarantor or any of their respective Subsidiaries shall fail to make any payment in respect of any principal of or interest on other Debt when due or within any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of any such Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Debt or any Person acting on its or their behalf to accelerate the maturity thereof;

         (e) the Borrower, the Guarantor or any of their respective Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (f) an involuntary case or other proceeding shall be commenced against the Borrower, the Guarantor or any of their respective Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in

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
                                      -44-

effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, the Guarantor or any of their respective Subsidiaries under applicable bankruptcy laws as now or hereafter in effect;

         (g) a judgment or order for the payment of money in excess of $1,000,000 (or the equivalent in another currency) shall be rendered against the Borrower or the Guarantor or any of their respective Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

         (h) from and after the making of the initial Loan, the Bank shall cease to have a valid and perfected first priority security interest in the Collateral or Lagoven shall default for three days in the performance of its obligations under the Consent;

         (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding voting shares of the Borrower; or, during any period of 15 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower (including a new Director(s) whose election by the Board or nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the first day of such period or whose election or nomination for election was previously so approved); or the Borrower shall cease to own, beneficially and of record, at least 51% of the outstanding voting shares of the Guarantor or shall otherwise cease to control the Guarantor;

         (j) from and after the making of the initial Loan, (i) the Guarantee Agreement, the Security Agreement, the Consent or the Service Agreement shall be terminated or shall for any reason cease to be in full force and effect, or (ii) the Concession is revoked, invalidated or otherwise ceases to be in effect; or

         (k) from and after the making of the initial Loan, a moratorium shall be declared or shall take effect or exchange

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
                                      -45-

control regulations shall be implemented that prohibit or materially restrict payments of Dollars by Venezuelan companies including the Guarantor or Lagoven (unless such moratorium or regulations exempt payments by the Guarantor and Lagoven in connection with the transactions contemplated hereby);

then, and in every such event, the Bank may, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and/or (ii) by notice to the Borrower declare the Loans and the Note (together with accrued interest thereon) to be, and the Loans and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (e) or (f) above with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, the Commitments shall thereupon automatically terminate and the Loans and the Note (together with accrued interest thereon) shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         In addition, upon the occurrence and during the continuance of any Event of Default, the Borrower agrees that it shall, if requested by the Bank (and, in the case of any Event of Default specified in clause (e) or (f) above with respect to the Borrower, forthwith without any demand or the taking of any other action by the Bank), provide cover for the Letter of Credit by paying to the Bank, in Dollars and immediately available funds, an amount equal to the then undrawn face amount of the Letter of Credit, which funds shall be held by the Bank in the Collateral Account as collateral security for the obligations of the Borrower under this Agreement and the other Loan Documents and shall be subject to withdrawal only as provided in the Security Agreement.

                                   ARTICLE VII

                             CHANGE IN CIRCUMSTANCES

         SECTION 7.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

         (a) the Bank determines that deposits in Dollars (in the applicable amounts) are not being offered to the Bank in the

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
                                      -46-

London interbank market for such Interest Period, or

         (b) the Bank determines that the Adjusted London Interbank Offered Rate will not adequately and fairly reflect the cost to the Bank of funding any of the Loans for such Interest Period, the Bank shall forthwith give notice thereof to the Borrower, and until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Loans shall be suspended and, as to outstanding Loans, from and after the end of the then current Interest Period with respect to such Loans, such Loans shall bear interest at a rate per annum equal to the Base Rate from time to time plus the Euro-Dollar Margin (or, if applicable pursuant to Section 2.06(b), the Post-Default Rate).

         SECTION 7.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund the Loans or to issue the Letter of Credit and the Bank shall so notify the Borrower, then until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Loans or issue the Letter of Credit shall be suspended. Before giving any notice to the Borrower pursuant to this Section, the Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank shall determine that it may not lawfully continue to maintain and fund the Loans to maturity and shall so specify in such notice, the Borrower shall on the last day(s) of the then current Interest Period prepay the Loans together with accrued interest thereon to the date of prepayment and all other amounts payable under this Agreement and the other Loan Documents.

         SECTION 7.03. Increased Cost and Reduced Return.

         (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any


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
                                      -47-

applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Lending Office) or shall impose on the Bank (or its Lending Office) or on the London interbank market any other condition affecting the Loans, the Note or the Loan Commitment or the Letter of Credit Commitment and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining the Loans, or of issuing or having outstanding the Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under the Note, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

         (b) If the Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Bank (or its Parent) as a consequence of the Bank's obligations hereunder to a level below that which the Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank (or its Parent) for such reduction.

                                Credit Agreement

         (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

         SECTION 7.04.  Taxes.

         (a) The Borrower agrees to pay to any holder of a Loan or any Reimbursement Obligation or any portion thereof (if such holder is not a U.S. Person) such additional amounts as are necessary in order that the net payment of any amount due to such holder hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such holder) will not be less than the amount stated under this Agreement, the Note or any other Loan Document to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                  (i) to any payment to any such holder under this Agreement, the Note or any other Loan Document unless such holder is, on the date hereof (or if later on the date it becomes a party hereto as provided in Section 8.05(b) hereof), entitled to submit Form 1001 (entitling such holder to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by it hereunder), or

                  (ii) to any U.S. Tax imposed solely by reason of the failure by such holder to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such holder if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For purposes of this Section 7.04(a), (w) "Form 1001" shall mean

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
                                      -49-

Form 1001 (Ownership, Exemption , or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

         (b) Within 30 days after paying any amount to the Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the relevant holder evidence satisfactory to it of such deduction, withholding or payment (as the case may be).

         (c) The provisions of this Section 7.04 shall survive the payment in full of the Loans, the Note and the Reimbursement Obligations and the termination of the Commitments.

                                Credit Agreement

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party, at its address or telex number set forth on the signature pages hereof or such other address or telex number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided, that notices to the Bank under Article II or Article VII shall not be effective until received.

         SECTION 8.02. No Waivers. No failure or delay by the Bank in exercising, and no course of dealing with respect to, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.03.  Expenses; Indemnification.

         (a) The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including the reasonable fees and disbursements of special United States counsel and special Venezuelan counsel for the Bank, in connection with the preparation, negotiation, execution and delivery (subject to such limitation as has heretofore been agreed between the Bank and the Borrower) and administration of this Agreement, the Note and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                                Credit Agreement

         (b) The Borrower agrees to indemnify the Bank and its affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any Loan Document or any actual or proposed use of the proceeds of any Loan hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         (c) Without limiting the foregoing, the Borrower hereby indemnifies and holds harmless the Bank from and against any and all claims and damages, losses (excluding loss of anticipated profits), liabilities, costs or expenses which such Bank may incur (or which may be claimed against the Bank by any Person whatsoever) by reason of or in connection with the issuance or transfer of or payment or refusal to pay by the Bank under the Letter of Credit; provided that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Bank in determining whether documents presented under the Letter of Credit appear on their face to comply with the terms of the Letter of Credit.

         SECTION 8.04. Amendments and Waivers. Any provision of this Agreement or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof.

         SECTION 8.05.  Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank. The Bank may at any time change its Lending Office.

                                Credit Agreement

         (b) The Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in the Commitments or the Loans or the Reimbursement Obligations. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank grants such a participating interest shall provide that the Bank retains the sole right to enforce the obligations of the Borrower under this Agreement and the Note and the sole right to approve any amendment, modification or waiver of any provision of this Agreement or the Note; provided that such agreement may provide that the Bank will not without the prior written consent of the participant (1) amend or modify this Agreement or the Note in such a manner as to (i) increase the Loan Commitment or the Letter of Credit Commitment, (ii) reduce the principal of or rate of interest on the Loans or the Note or any Reimbursement Obligation, (iii) postpone the date fixed for any payment of principal of or interest on the Loans or the Note or any Reimbursement Obligation or (iv) alter the amount of the fee payable in connection herewith, or (2) release the Collateral or any thereof or the Guarantee Agreement. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article VII with respect to its participating interest.

         (c) The Bank may at any time, with the prior written consent of the Borrower, assign to one or more banks or other institutions (each an "Assignee") all or part of its rights and obligations under this Agreement and the Note, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement in form and substance satisfactory to the Bank; provided that (i) any such partial assignment shall be in an amount at least equal to $1,000,000 and (ii) if an Assignee is an affiliate of the Bank, or if the assignment is made pursuant to Section 8.05(d), no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of the Bank with a Loan Commitment and other obligations as set forth in such instrument of assumption, and the Bank shall be released from its obligations hereunder to a corresponding extent, and no further

                                Credit Agreement
consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the Bank and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee.

         (d) The Bank may at any time assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

         (e) The Bank may provide to any actual or prospective assignee or participant such information concerning the Borrower or any other party to any Loan Document as the Bank may deem appropriate.

         SECTION 8.06. Governing Law; Submission to Jurisdiction; Etc.

         (a) This Agreement and the Note shall be governed by and construed in accordance with the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City with respect to actions brought against it as a defendant, for purposes of all legal proceedings arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby, provided that nothing herein shall be deemed to limit the ability of the Bank to bring suit against the Borrower in any other jurisdiction. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based on place of residence or domicile.

         (b) The Borrower appoints CT Corporation System, with offices at the date of this Agreement at 1633 Broadway, New York, New York 10019, United States, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City. The Borrower agrees that service of process in respect of it upon such agent, together with written notice of such service given to it in the manner provided in Section 8.01, shall be deemed to be effective service of process upon it any such action, suit or proceeding. The Borrower agrees that the

                                Credit Agreement
failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, the Borrower agrees to designate a new agent in New York City, on the terms and for the purposes of this Section 8.06. Nothing herein shall in any way be deemed to limit the ability of the Bank to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.

         (c) The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Bank relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower relating in any way to this Agreement or any of the other Loan Documents whether or not commenced earlier. To the fullest extent permitted by applicable law, the Borrower shall take all measures necessary for any such action or proceeding commenced by the Bank to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Borrower.

         SECTION 8.07. Counterparts; Integration; Effectiveness; Severability. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

         SECTION 8.08. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY
IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS

                                Credit Agreement

CONTEMPLATED HEREBY OR THEREBY.

         SECTION 8.09. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  BENTON OIL AND GAS COMPANY

                                  By_________________________________________
                                    Name:
                                    Title:

                                  Address:
                                  1145 Eugenia Place
                                  Carpinteria, California 93103

                                  MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK

                                  By_____________________________
                                    Title:

                                  Address for Notices:
                                  60 Wall Street
                                  New York, New York 10260-0060
                                  Attention: Latin America Credit
                                  Telex no.: 233417

                                  Lending Office:
                                  International Banking Facility
                                  c/o Morgan Christiana Center
                                  500 Stanton Christiana Road
                                  Newark, Delaware  19713
                                  Attention:  IBF Syndications
                                  Telex no.:  177615
                                  Telecopy No.:  (302) 992-1852

                                Credit Agreement

                                                                     EXHIBIT C

                                      NOTE

$20,000,000                                                 New York, New York

                                                              __________, 1996

         For value received, BENTON OIL AND GAS COMPANY, a Delaware corporation (the "Borrower"), promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Lender"), for the account of its Lending Office, on March 14, 1998 (or, if such day is not a Euro-Dollar Business Day as defined in the Credit Agreement referred to below, the next preceding Euro-Dollar Business Day), the principal amount of $20,000,000 (Twenty Million Dollars) or, if less, the full principal amount of the Loans made by the Lender to the Borrower pursuant to the Credit Agreement referred to below and outstanding. The Borrower promises to pay interest on the unpaid principal amount of the Loans on the dates and at the rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Lender at 60 Wall Street, New York, New York.

         This note is one of the Notes referred to in the Credit Agreement dated as of May 30, 1996 between the Borrower and the Lender (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                           BENTON OIL AND GAS COMPANY

                           By: ______________________
                               Title:

                                Credit Agreement

                                                                     EXHIBIT D

                                    GUARANTEE

                  GUARANTEE dated as of ____________ __, 199_ among BENTON-VINCCLER, C.A., a Venezuelan corporation (together with its successors and assigns, the "Guarantor"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (together with its successors and assigns, the "Bank").

                  Benton Oil and Gas Company (the "Borrower"), a Delaware corporation and the parent of the Guarantor, and the Bank are parties to a Credit Agreement dated as of May 30, 1996 (as from time to time modified or amended, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for the making of loans by the Bank to the Borrower in an aggregate principal amount at any one time outstanding of up to $20,000,000 and for the issuance by the Bank of a standby letter of credit in the face amount of $18,000,000.

                  To induce the Bank to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

                  Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition:

         "Revenue Coverage Ratio" means, as at the last day of any fiscal quarter of the Guarantor, the ratio of (i) the aggregate amount of revenue projected to be received by the Guarantor under the Service Agreement during the immediately ensuing period of four consecutive fiscal quarters of the Guarantor, net of taxes, to (ii) the sum of (a) the then aggregate outstanding principal amount of the Loans, and (b) the aggregate outstanding principal amount of all other Debt of the Guarantor.

                  Section 2. The Guarantee.

                  2.01 The Guarantee. The Guarantor hereby guarantees to the Bank the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Note and the Reimbursement

                                   Guarantee

Obligations and all other amounts whatsoever from time to time payable by the Borrower under the Credit Agreement, the Note and the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same upon receipt from the Bank of a written demand for payment thereof, without any other demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guarantee is a continuing guaranty and is a guaranty of due and punctual payment and is not merely a guaranty of collection.

                  2.02 Acknowledgments, Waivers and Consents. The Guarantor agrees that the obligations of the Guarantor under Section 2.01 hereof shall, to the fullest extent permitted by applicable law, be absolute, irrevocable and unconditional under any and all circumstances. Without limiting the foregoing, the Guarantor agrees that:

                  (a) The occurrence of any one or more of the following shall not affect the enforceability or effectiveness of this Guarantee in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of the Guarantor, or the rights, remedies, powers and privileges of the Bank under this Guarantee:

                  (i) any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or acceleration or other change in the time for payment or performance or the terms of all or any part of the Guaranteed Obligations or any Loan Document, the Service Agreement or any other agreement or instrument whatsoever relating thereto, or any extension of the Commitment Termination Date or any modification of the Loan Commitment or the Letter of Credit Commitment;

             (ii) any release, reconveyance, termination, waiver, abandonment, lapse or expiration, failure to perfect, subordination, exchange, substitution, transfer, foreclosure upon or enforcement of any collateral for or any other guarantee of all or any part of the Guaranteed Obligations;

            (iii)  any application of any collateral or the proceeds

                                    Guarantee
         of any collateral or any other guarantee (including without limitation any letter of credit or the obligations of any other guarantor of all or any part of the Guaranteed Obligations) to all or any part of the Guaranteed Obligations in any such manner and to such extent as the Bank may in its discretion determine;

             (iv) any release of any Person (including without limitation any other guarantor of all or any part of the Guaranteed Obligations or any other Person providing collateral for all or any part of the Guaranteed Obligations) from any personal liability with respect to all or any part of the Guaranteed Obligations;

             (v) any settlement, compromise, release, liquidation or enforcement, upon such terms and in such manner as the Bank may determine or as applicable law may dictate, of all or any part of the Guaranteed Obligations or any collateral for or any other guarantee of (including without limitation any letter of credit issued with respect to) all or any part of the Guaranteed Obligations;

             (vi) the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person;

            (vii) any proceeding against the Borrower or any other guarantor of (including without limitation any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Bank under the Loan Documents or otherwise in such order and such manner as the Bank may, in its discretion, determine, regardless of whether the Bank shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guarantee;

           (viii) the entering into such other transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations as the Bank may desire; or

             (ix) all or any combination of any of the actions set forth in this Section 2.02(a).

             (b) The enforceability and effectiveness of this

                                    Guarantee

Guarantee and the liability of the Guarantor, and the rights, remedies, powers and privileges of the Bank under this Guarantee shall not be affected, limited, reduced, discharged or terminated, and the Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                  (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Loan Document, the Service Agreement or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

         (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

         (iii) the illegality, invalidity or unenforceability of any security or other guarantee (including without limitation any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

         (iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the full payment of all Guaranteed Obligations);

                  (v) any failure of the Bank to marshal assets in favor of the Borrower or any other Person (including any other guarantor of all or any part of the Guaranteed Obligations), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person's liability under this Guarantee, the Bank being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

                                    Guarantee

         (vi) any failure of the Bank to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Borrower, any other guarantor of all or any part of the Guaranteed Obligations or any other Person or any defect in, or any failure by the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

         (vii)             any failure of the Bank to comply with
         applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

         (viii) any counterclaim, set-off or other claim which the Borrower or any other guarantor of all or any part of the Guaranteed Obligations has or claims with respect to all or any part of the Guaranteed Obligations;

         (ix) any failure of the Bank or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                  (x) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

         (xi) any action taken by the Bank that is authorized by this Section
         2.02 or otherwise in this Guarantee or by any other provision of any Loan Document or any omission to take any such action; or

         (xii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

                  (c) To the fullest extent permitted by law, the Guarantor expressly waives, for the benefit of the Bank, all set-offs and counterclaims and all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other

                                    Guarantee
notices or demands of any kind or nature whatsoever (other than the written demand for payment pursuant to Section 2.01 hereof), and any requirement that the Bank exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement, any Note or any other Loan Document or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. The Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

                  2.03 Reinstatement. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by it in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency or similar law.

                  2.04 Subrogation. The Guarantor hereby agrees that, until the final payment in full of all Guaranteed Obligations and the expiration or termination of the Commitments under the Credit Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01 hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  2.05 Remedies. The Guarantor agrees that, as between the Guarantor and the Bank, the obligations of the Borrower under the Credit Agreement, the Note or the other Loan Documents may be declared to be forthwith due and payable as provided in Section 6.01 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 6.01) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such

                                    Guarantee
obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

                  2.06 Post-Default Interest. The Guarantor hereby agrees that in the event it shall fail to pay in full any amount owing by it hereunder on the date upon which the same shall become due (whether upon demand or otherwise), it shall be obligated to pay interest at the Post-Default Rate in respect of such amount for each day during the period from and including the due date thereof to but excluding the date the same shall be paid in full, such interest to be payable upon demand of the Bank.

                  2.07 Payments. All payments by the Guarantor under this Agreement shall be made in Dollars at the place for payment specified in the Credit Agreement, without deduction, set-off or counterclaim.

                  2.08  Foreign Taxes.

                  (a) Each payment by the Guarantor hereunder (a "Payment") to or for the account of the Bank shall be made free and clear of and without deduction or withholding for any Foreign Taxes; provided that if the Guarantor shall be required by law to make any such deduction or withholding from any Payment, the Guarantor will:

                  (i) increase the amount of such Payment as may be necessary so that the amount received by the Bank, after all such deductions and withholdings, will be equal to the full amount provided for hereunder or under the Credit Agreement or the Note or other Loan Document;

                  (ii) pay the full amount deducted or withheld to the relevant taxation or other authorities within the time allowed under applicable law; and

                  (iii) furnish within 30 days thereafter to the Bank the official receipt or receipts (or certified copies thereof) from the relevant taxation or other authorities for the full amount so deducted or withheld.

                  (b) The Guarantor will pay (i) all Foreign Taxes relating to any Payment imposed (other than by deduction or withholding) on the Bank, excluding from this Section 2.08(b) taxes on or measured by the net income of the Bank and (ii) all Domestic Taxes imposed on the Bank (calculated based on a hypothetical tax rate equal to the maximum applicable rate) to the extent any such Domestic Taxes result from Foreign Taxes or

                                    Guarantee

Domestic Taxes that are payable pursuant to this Section 2.08.

                  (c)  In addition, the Guarantor agrees to pay any Other
Taxes.

                  (d) If any Taxes to be paid by the Guarantor pursuant to this
Section 2.08 are imposed on and paid by the Bank, the Guarantor shall, upon request of the Bank, and whether or not such Taxes shall have been correctly or legally imposed, reimburse the Bank therefor, together with any interest, penalties or expenses in connection therewith, plus interest thereon for each day from (and including) the day of delivery to the Guarantor of a request for such payment to (but excluding) the date of such reimbursement at a rate per annum equal to the interest rate then applicable to the Loans. The Bank hereby agrees to furnish the Guarantor as promptly as practicable a copy of the official receipt (or other reasonably satisfactory evidence as may be available) for any Foreign Taxes or Other Taxes for which reimbursement is requested by the Bank.

                  (e) If the Guarantor is required to pay additional amounts to or for the account of the Bank pursuant to this Section 2.08, then the Bank will change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of the Bank, is not otherwise disadvantageous to the Bank.

                  Section 3. Representations and Warranties. The Guarantor represents and warrants to the Bank that:

                  3.01 Corporate Existence. The Guarantor (a) is a corporation duly organized and validly existing under the laws of Venezuela; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, the failure to obtain which, in the aggregate, would have a material adverse effect on the consolidated business, consolidated financial condition, operations or prospects of the Guarantor; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a material adverse effect on the consolidated financial condition, operations, business or prospects of the Guarantor.

                                    Guarantee

                  3.02 Financial Condition. The balance sheet of the Guarantor as of December 31, 1995, and the related statement of operations for the fiscal year then ended, each reported on by Krygier, Montilla y Associados, and copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted United States accounting principles, the financial position of the Guarantor as of such date and the results of its operations for such fiscal year; and except as heretofore disclosed to the Bank in writing, since December 31, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the Guarantor from that set forth in said financial statements.

                  3.03 Litigation. Except as heretofore disclosed to the Bank in writing, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Guarantor, threatened, against the Guarantor or any of its Subsidiaries, or any properties or rights of the Guarantor or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body other than those which individually and in the aggregate do not and will not in the future have a material adverse effect on the Guarantor's financial condition or business.

                  3.04 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws or Estatutos of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  3.05 Corporate Action. The Guarantor has all necessary corporate power and authority to make and perform its obligations under this Agreement; the making and performance by the Guarantor of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization,

                                    Guarantee
moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.06 Approvals. No authorizations, licenses, approvals or consents (including without limitation foreign exchange approvals) of, and no filings or registrations with, any governmental or regulatory authority or agency or securities exchange are necessary for the making or performance by the Guarantor of this Agreement or for the legality, validity or enforceability hereof, including without limitation (if required under applicable Venezuelan law and regulation in the opinion of the Bank or its counsel) appropriate authorization from the Central Bank of the making of all payments in Dollars when due hereunder or under any other Loan Document.

                  3.07 Ownership. The Borrower owns, beneficially and of record, directly or indirectly, more than 51% of the issued and outstanding shares of capital stock of the Guarantor.

                  3.08 Financial Benefit. The Guarantor hereby acknowledges that it will receive financial and other benefits from the making of the Loans by the Bank to the Borrower and the Letter of Credit being issued by the Bank for the account of the Borrower.

                  3.09 Environmental Matters. The Guarantor has obtained all environmental, health and safety permits, licenses and other authorizations required under applicable Environmental Laws to carry on its business as now being or proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial position, results of operations or prospects of the Guarantor, and each of such permits, licenses and authorizations is in full force and effect and the Guarantor is in compliance therewith and with all applicable Environmental Laws in all material respects.

                  3.10 Taxes. (a) The Guarantor and its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by them in any jurisdiction and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any Subsidiary, except those contested in good faith by appropriate proceedings and as to which the Guarantor or such Subsidiary maintains appropriate reserves. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in

                                    Guarantee
respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate.

                  (b) There is no tax, levy, impost, deduction, charge or withholding imposed by Venezuela or any Governmental Authority therein (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of this Agreement, the Credit Agreement, the Note or any of the other Loan Documents or (ii) on any payment to be made by the Guarantor pursuant to this Agreement, the Credit Agreement, the Note or any of the other Loan Documents.

                  3.11 Not an Investment Company; Regulation U. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Guarantor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                  3.12 Full Disclosure. All information heretofore furnished by the Guarantor to the Bank for purposes of or in connection with this Agreement is, and all such information hereafter furnished by the Guarantor to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Guarantor has disclosed to the Bank in writing any and all facts which materially and adversely affect or may affect (to the extent the Guarantor can now reasonably foresee) the business, operations or financial condition or prospects of the Guarantor or the Guarantor and its Subsidiaries taken as a whole or the ability of the Guarantor to perform its obligations under this Agreement.

                  3.13 Service Agreement. The Assigners (as defined in the Service Agreement Assignment) have validly assigned to the Guarantor all of their right, title and interest in, to and under the Service Agreement, and the Guarantor has the sole and exclusive right to receive any and all payments thereunder and to enforce the same. The Guarantor has heretofore furnished to the Bank a true and complete copy of the Service Agreement, as in effect on the date of this Agreement; the Service Agreement is in full force and effect and constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with its terms; and the Guarantor is in compliance with its obligations under the Service Agreement.

                  Section 4. Covenants.

                                    Guarantee

                  4.01 Information. The Guarantor will deliver to the Bank:

                  (a) as soon as available and in any event within 91 days after the end of each fiscal year of the Guarantor, a balance sheet of the Guarantor as of the end of such fiscal year and the related statement of operations for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, each reported on by Deloitte & Touche, or other independent public accountants of internationally recognized standing;

                  (b) as soon as available and in any event within 46 days after the end of each of the first three quarters of each fiscal year of the Guarantor, a balance sheet of the Guarantor as of the end of such quarter and the related statement of operations for such quarter and for the portion of such fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted United States accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                  (c) on the last day of each fiscal quarter of the Guarantor, a projection of revenues and cash flow under the Service Agreement for the ensuing period of four fiscal quarters, which projection shall be approved by and satisfactory to the Bank;

                  (d) simultaneously with the delivery of each set of financial statements of the Guarantor referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

                  (e) promptly upon the occurrence of (i) any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto and (ii) any material default by any party under the Service Agreement, notice thereof describing such default in reasonable detail; and

                  (f)  from time to time such additional information

                                    Guarantee
regarding the financial position or business of the Guarantor and its Subsidiaries as the Bank may reasonably request.

                   4.02 Payment of Obligations. The Guarantor will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                  4.03  Maintenance of Property; Insurance.

                  (a) The Guarantor will keep, and will cause each Subsidiary to keep, all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The Guarantor will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property on an all risks basis, covering the repair and replacement cost of all such property, (ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than $5,000,000, and (iii) such other insurance coverage in such amounts and with respect to such risks as the Bank may reasonably request. All such insurance shall be provided by insurers approved by the Bank in writing. The Guarantor will deliver to the Bank
(i) prior to the date of the initial Loan or of the issuance of the Letter of Credit, a certificate dated such date showing the amount of coverage as of such date, (ii) upon request of the Bank from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iv) forthwith upon any cancellation or nonrenewal of coverage, notice thereof.

                  4.04 Conduct of Business and Maintenance of Existence. The Guarantor will (i) preserve and maintain its corporate existence, (ii) continue to engage in business of the same general type as now conducted by the Guarantor and its Subsidiaries, and (iii) preserve, renew and keep in full force and effect, and cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

                                    Guarantee

                  4.05 Compliance with Laws. The Guarantor will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, Environmental Laws applicable to the Guarantor and its Subsidiaries, laws relating to social security and laws relating to retirement and pension funds and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                  4.06 Inspection of Property, Books and Records. The Guarantor will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Bank at the Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired by the Bank.

                  4.07 Negative Pledge. The Guarantor will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any of its property, assets or revenues (collectively, "assets") (including without limitation any shares of capital stock of any Subsidiary) now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date of this Guarantee and heretofore disclosed to the Bank in writing;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 10 days after the acquisition thereof and secures only the purchase price of such asset or Debt incurred solely to pay such purchase price;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor or a Subsidiary and not created in contemplation of such event;

                                    Guarantee

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Guarantor or a Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien arising by operation of law and not securing Debt for borrowed money, provided that such Lien is discharged within 60 days; and

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets.

                  4.08 Consolidations, Mergers and Sales of Assets. The Guarantor will not, and will not permit any Subsidiary to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (other than sales of inventory in the ordinary course of business); provided that any Subsidiary of the Guarantor may consolidate or merge with any other Subsidiary of the Guarantor or with the Guarantor if immediately after giving effect thereto no Default shall have occurred and be continuing (provided that in the case of a consolidation or merger with the Guarantor, the Guarantor shall be the surviving entity).

                  4.09 Transactions with Affiliates. The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit the Guarantor from entering into leasing, rental, service, transfer and tax joint venture agreements in the ordinary course of business with any Affiliate where such arrangement is, in the reasonable opinion of the Guarantor, beneficial to the Guarantor and/or the Borrower.

                  4.10 Service Agreement. The Guarantor (a) will perform and comply with all of its obligations under the Service Agreement and (b) will not modify or amend, or waive any of its material rights under, the Service Agreement if such modification, amendment or waiver would have a material adverse effect on the amount or amounts to which the Guarantor is entitled under the Service Agreement or the rights of the Guarantor thereto.

                                    Guarantee

                  4.11 Revenue Coverage. The Guarantor will assure that the Revenue Coverage Ratio as at the last day of each fiscal quarter of the Guarantor shall be greater than 2.0 to 1.0.

                  4.12 Monthly Cash Flow. The Guarantor will assure that its monthly cash flow from operations will be greater than $3,500,000 in each calendar month.

                  4.13 Debt. The Guarantor will not, and will not permit its Subsidiaries to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt (other than Debt of a Subsidiary of the Guarantor to the Guarantor) in an aggregate principal amount exceeding $85,000,000.

                  Section 5.  Miscellaneous.

                  5.01 No Waiver. No failure or delay by the Bank in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  5.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                                    Guarantee

                  5.03 Expenses. The Guarantor agrees to reimburse the Bank on demand for all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any enforcement or collection proceeding in respect of this Agreement, including, without limitation, participation in or other involvement with bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings (including reasonable fees and expenses of legal counsel incurred thereby), judicial or regulatory proceedings (including reasonable fees and expenses of legal counsel incurred thereby) and workout, restructuring or other negotiations or proceedings (including reasonable fees and expenses of legal counsel incurred thereby) (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.03.

                  5.04 Amendments, Etc. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank. Any such amendment or waiver shall be binding upon the Bank, each holder of any of the Guaranteed Obligations and the Guarantor. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

                  5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each holder of any of the Guaranteed Obligations and their respective successors and assigns, except that the Guarantor may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

                  5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  5.07 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  5.08 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE STATE OF NEW YORK, AND OF THE COURTS OF VENEZUELA,

                                    Guarantee

FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, PROVIDED, THAT NOTHING HEREIN SHALL BE DEEMED TO LIMIT THE ABILITY OF THE BANK TO BRING SUIT AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT, ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY OBJECTION BASED ON PLACE OF RESIDENCE OR DOMICILE.

                  (b) The Guarantor appoints CT Corporation System, with offices at the date of this Agreement at 1633 Broadway, New York, New York 10019, United States, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City. The Guarantor agrees that service of process in respect of it upon such agent, together with written notice of such service given to it in the manner provided in Section 5.02, shall be deemed to be effective service of process upon it any such action, suit or proceeding. The Guarantor agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, the Guarantor agrees to designate a new agent in New York City, on the terms and for the purposes of this Section 5.08. Nothing herein shall in any way be deemed to limit the ability of the Bank to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (c) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of any of its obligations under this Agreement and the other Loan Documents.

                  (d) The Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or

                                    Guarantee
proceeding commenced by the Bank relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Guarantor relating in any way to this Agreement or any of the other Loan Documents whether or not commenced earlier. To the fullest extent permitted by applicable law, the Guarantor shall take all measures necessary for any such action or proceeding commenced by the Bank to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Guarantor.

                  5.09 WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  5.10 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

                  5.11 Judgment Currency. This is an international guarantee in which the specification of Dollars and payment in the place specified pursuant to this Agreement and the Credit Agreement (the "specified place of payment"), is of the essence, and Dollars shall be the currency of account in all events. The payment obligations of the Guarantor under this Agreement stated to be payable in Dollars shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transferred to the specified place of payment under normal banking procedures does not yield the amount of Dollars in the specified place of payment due under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 5.11 called the "second currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Bank could purchase Dollars with the second currency on the Domestic Business Day next preceding that on which judgment is rendered. The obligation of the Guarantor in respect of any such sum due from it to the Bank hereunder shall, notwithstanding the

                                    Guarantee
rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Domestic Business Day following receipt by the Bank of any sum adjudged to be due hereunder in the second currency the Bank may in accordance with normal banking procedures purchase and transfer to the specified place of payment Dollars with the amount of the second currency so adjudged to be due; and the Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Bank against, and to pay the Bank on demand, in Dollars, any difference between the sum originally due to the Bank in Dollars and the amount of Dollars so purchased and transferred.

                  5.12 Use of English Language. Any translation of this Agreement or the Credit Agreement or any other Loan Document into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.

                                    Guarantee

                  IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed and delivered as of the day and year first above written.

                                  BENTON-VINCCLER, C.A.

                                  By ________________________
                                     Title:

                                  Address for Notices:
                                  Centro Ciudad Comercial
                                    Tamanaco (CCCT)
                                  Torre B, Piso 11, Oficina 1103
                                  Chuao, Caracas 1064-A, Venezuela
                                  Telecopier No.:  011-582-959-6581

                                  MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK

                                  By ________________________
                                     Title:

                                  Address for Notices:
                                  60 Wall Street
                                  New York, New York 10260-0060
                                  Attention: Latin America Credit
                                  Telex No.: 233417

                                    Guarantee

                                                                     EXHIBIT E

                               SECURITY AGREEMENT

                  SECURITY AGREEMENT dated as of ____________ __, 199_ among BENTON-VINCCLER, C.A., a Venezuelan corporation (together with its successors and assigns, the "Guarantor"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (together with its successors and assigns, the "Bank").

                  Benton Oil and Gas Company and the Bank are parties to a Credit Agreement dated as of the date hereof (as from time to time amended, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for the making of loans by the Bank to the Borrower in an aggregate principal amount at any one time outstanding not exceeding U.S. $20,000,000 and the issuance by the Bank of a letter of credit in the face amount of $18,000,000.

                  The Guarantor and the Bank are parties to a Guarantee dated as of the date hereof (as from time to time amended, the "Guarantee") pursuant to which the Guarantor has agreed to guaranty any and all obligations of the Borrower to the Bank under the Credit Agreement, the Notes and other Loan Documents ( as defined in the Credit Agreement).

                  Benton Oil and Gas Company and Venezolana de Inversiones y Construcciones Clerico, C.A. (Vinccler, C.A.) (collectively, the "Contractor") have entered into an Operating Service Agreement with Lagoven, S.A. dated July 31, 1992 (as from time to time amended, the "Service Agreement") pursuant to which the Contractor agrees to perform certain services and becomes entitled to certain payments, and pursuant to the Service Agreement Assignment, dated March 8, 1994, the Contractor or the Assigners (as defined in the Service Agreement Assignment) has validly assigned to the Guarantor all of its right, title and interest in, to and under the Service Agreement, and the Guarantor has the sole and exclusive right to receive any and all payments thereunder and to enforce the same.

                  To induce the Bank to enter into the Credit Agreement and to make said loans and issue said letter of credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                               Security Agreement

                  Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

                  "Collateral" has the meaning attributed thereto in Section 3 hereof.

                  "Secured Obligations" means, collectively, all present and future obligations of the Guarantor to the Bank under the Guarantee and all present and future obligations of the Borrower to the Bank under the Credit Agreement, the Note and the other Loan Documents in the amounts specified above.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  Section 2. Representations and Warranties. The Guarantor represents and warrants to the Bank that:

                  (a) The security interest created hereby constitutes a valid first lien on and prior perfected security interest in the Collateral, subject to no other Lien.

                  (b) The Guarantor is located (within the meaning of Section 9-103 of the Uniform Commercial Code) in Venezuela and has no office or place of business in the United States.

                  Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or from time to time hereafter arising, incurred or accruing, the Guarantor hereby pledges and grants to the Bank a security interest in all of the Guarantor's right, title and interest in, to and under the following property, in each case whether now owned by the Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"), it being understood that the following property shall constitute part of the Collateral:

                  (a) any and all moneys to which the Guarantor is entitled under the Service Agreement, including without limitation all fees, reimbursement payments, interest payments and any other remuneration or other payments thereunder, including without limitation payments referred to

                               Security Agreement
                       in Sections B(a), I1, I2 and I3 of the Service Agreement in accordance with Sections S9 to S15 (both inclusive) thereof (collectively, the "Service Agreement Payments");

                  (b) any and all instruments, documents, chattel paper, and letters of credit (each as defined in the Uniform Commercial Code) arising out of, evidencing, securing or relating to the Service Agreement Payments (collectively, "Instruments");

                  (c) the proceeds of any and all arbitral awards or similar awards rendered in favor of the Guarantor or the Bank, as the case may be, under or in connection with the Service Agreement and any and all payments received by the Guarantor in the nature of damages or the like arising out of any breach of covenant or warranty under the Service Agreement;

                  (d) the Collateral Account, including without limitation the balance thereof from time to time and any and all rights to withdraw the same; and

                  (e)  any and all proceeds of any of the foregoing.

                  Section 4. Collateral Account.

                  4.01 Collateral Account. There is hereby established with the Bank at _______________ a cash collateral account (the "Collateral Account") in the name of the Bank and under the exclusive possession and control of the Bank (without prejudice to Section 4.03 hereof) into which there shall be deposited from time to time any and all payments by Lagoven under the Service Agreement and any and all other proceeds of the Collateral. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. The Bank shall have sole and exclusive dominion and control over the Collateral Account, without prejudice however to the provisions of Section 4.03 hereof.

                  4.02 Payments to Collateral Account. The Guarantor has instructed Lagoven, and will promptly instruct any other Person directly or indirectly liable in respect of the Service Agreement Payments, to make all payments under or in connection with the Service Agreement directly to the Collateral Account. The Guarantor further agrees that if cash proceeds of any

                               Security Agreement

Collateral or any such cash payments are received by it, the Guarantor shall promptly deposit the same into the Collateral Account, and until so deposited such proceeds or payments shall be held in trust by the Guarantor for and as the property of the Bank and shall not be commingled with any other funds or property of the Guarantor.

                  4.03 Release of Funds. So long as no Default has occurred and is continuing, the Bank shall, within two Business Days after each Interest Payment Date, remit to the Guarantor (in such manner as the Bank and the Guarantor may agree) the collected credit balance of the Collateral Account.

                  Section 5. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3 hereof, the Guarantor hereby agrees with the Bank as follows:

                  5.01 Delivery and Other Perfection. The Guarantor shall:

                  (a) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Bank) to create, preserve, perfect, or validate the security interest granted pursuant hereto or to enable the Bank to exercise and enforce its rights hereunder with respect to such security interest;

                  (b) deliver and pledge to the Bank any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Bank may reasonably request; and

                  (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Bank may reasonably require in order to reflect the security interest granted by this Agreement.

                  5.02 Other Financing Statements and Liens. The Guarantor shall not create or suffer to exist any security interest in or other Lien on any of the Collateral except under this Agreement or file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Bank is not named as the sole secured party.

                               Security Agreement

                  5.03 Preservations of Rights. The Bank shall not be required to take steps necessary to preserve any rights against prior parties (if any) to any of the Collateral.

                  5.04 Events of Default, Etc. Without in any way limiting any other provision of this Agreement or the Credit Agreement, during the period during which an Event of Default shall have occurred and be continuing:

                  (a) the Bank may make any reasonable compromise or settlement deemed desirable with respect to any of the Service Agreement Rights and the Instruments and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of any of the Collateral;

                  (b) the Bank shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Bank were the sole and absolute owner thereof (and the Guarantor agrees to take all such action as may be appropriate to give effect to such right); and

                  (c) the Bank in its discretion may, in its name or in the name of the Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                  5.05 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.04 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Guarantor shall remain liable for any deficiency.

                  5.06 Removals, Etc. Unless appropriate filings and other arrangements have been properly made or effected continuing the perfection and priority of the Liens granted to the Bank and the Bank has received notice of such arrangements in writing, the Guarantor shall not without at least 30 days' prior written notice to the Bank (i) change its location (within the meaning of Section 9-103 of the Uniform Commercial Code) or establish an

                               Security Agreement
office or place of business in the United States, or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

                  5.07 Private Sale. The Bank shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.04 hereof conducted in a commercially reasonable manner. Without prejudice to the obligations of a secured party under Section 9-504 of the Uniform Commercial Code, the Guarantor hereby waives any claims against the Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Bank accepts the first offer received and does not offer the Collateral to more than one offeree.

                  5.08 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Bank under Section 4 hereof or this
Section 5, shall be applied by the Bank to reimburse the Bank for all costs and expenses incurred in connection with such collection, sale or other realization and, thereafter, shall be applied in accordance with the terms of the Credit Agreement. As used in this Agreement, "proceeds" of the Collateral shall include cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Guarantor or any issuer of or obligor on any of the Collateral.

                  5.09 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Bank while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Bank is hereby appointed the attorney-in-fact of the Guarantor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Bank shall be entitled under this Section 5 to make collections in respect of the Collateral, the Bank shall have the right and power to receive, endorse and collect all checks made payable to the order of the Guarantor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                               Security Agreement

                  5.10 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Guarantor shall file such financing statements and other documents in such offices as the Bank may reasonably request to perfect the security interests granted by Section 3 of this Agreement.

                  5.11 Termination. When all Secured Obligations shall have been finally paid in full and the Loan Commitment and Letter of Credit Commitment shall have expired or been terminated, this Agreement shall terminate, and the Bank shall cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral, money and other property received in respect thereof, to or on the order of the Guarantor.

                  5.12 Expenses. The Guarantor agrees to pay to the Bank all reasonable out-of-pocket expenses (including without limitation reasonable fees and expenses of legal counsel) incurred by it in connection herewith, including without limitation all such expenses of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Bank of any obligations of the Guarantor in respect of the Collateral which the Guarantor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Bank in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations.

                  5.13 Further Assurances. The Guarantor agrees that, from time to time upon the written request of the Bank, the Guarantor will execute and deliver such further documents and do such other acts and things as the Bank may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 6. Miscellaneous.

                  6.01 No Waiver. No failure or delay by the Bank in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  6.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New

                               Security Agreement

York.

                  6.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at its "Address for Notices" specified below.

                  6.04 Amendments, Etc. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Guarantor and the Bank.

                  6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each holder of any of the Secured Obligations and their respective successors and assigns, except that the Guarantor may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

                  6.06 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  6.07 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

                               Security Agreement

                  6.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                  BENTON-VINCCLER, C.A.

                                  By

- --------------------------
                                  Title:

                                  Address for Notices:

                                  Centro Ciudad Comercial
                                    Tamanaco (CCCT)
                                  Torre B, Piso 11, Oficina

1103
                                  Chuao, Caracas 1064-A,

Venezuela                         Telecopier No.:  011-582-

959-6581

                                  MORGAN GUARANTY TRUST
                                   COMPANY OF NEW YORK

                                  By

- ---------------------------
                                  Title:

                                  Address for Notices:

                                  60 Wall Street
                                  New York, New York 10260-

0060                              Attention: Latin America
                                             Credit
                                  Telex no.: 233417

                               Security Agreement

                                                                     EXHIBIT F

                                     CONSENT

                                                      __________________, 1996

TO
     Benton-Vinccler, C.A.
       ("Benton-Vinccler")

     Morgan Guaranty Trust Company
        of New York (the "Bank")

                  Reference is made to (1) the Operating Service Agreement dated July 31, 1992 among Benton Oil and Gas Company, Venezolana de Inversiones y Construcciones Clerico, C.A., Consorcio Benton-Vinccler and the undersigned (as from time to time amended, the "Service Agreement") and (2) the assignment dated March 8, 1994 by the Assigners, as defined therein, to Benton-Vinccler of the rights of the Assigners under the Service Agreement (as from time to time amended, the "Service Agreement Assignment").

                  We understand that Benton-Vinccler has agreed with the Bank to provide as security to the Bank for certain extensions of credit
Benton-Vinccler's rights to receive payments from the undersigned pursuant to the Service Agreement. The undersigned irrevocably agrees as follows:

                  (1) The undersigned (i) confirms that the Assigners (as defined in the Service Agreement Assignment) have, pursuant to the Service Agreement Assignment, assigned to Benton-Vinccler all of their right, title and interest in their rights to receive any and all payments thereunder and to enforce the same, and (ii) agrees that any and all payments pursuant to the Service Agreement will be made in Dollars directly to such collateral account maintained at the Bank, in the name and under the exclusive control of the Bank, as the Bank may notify to the undersigned in writing, until the undersigned has received written directions from Benton-Vinccler and Bank to the

                                    Consent
                       contrary.

                  (2) The undersigned consents to the grant by Benton-Vinccler to the Bank of a security interest in any and all payments by the undersigned under the Service Agreement and related rights.

                  (3) The undersigned represents and warrants to Benton-Vinccler and the Bank that the Service Agreement is in full force and effect and as of the date hereof Benton-Vinccler is not in default in the performance of any of its obligations thereunder and this Consent is valid and binding.

                  (4) This Consent shall be governed by and construed in accordance with the law of the State of New York, provided, that nothing herein shall be deemed to subject the undersigned to the jurisdiction of the courts of or in New York or to service of process in New York.

                  IN WITNESS WHEREOF, the undersigned has caused this Consent to be signed as of the date first above written.

                                  LAGOVEN, S.A.

                                  By_______________________
                                    Title:

                                  Address for Notices:

ACCEPTED:

BENTON-VINCCLER, C.A.

By______________________
  Title:

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK

By______________________
  Title:

                                     Consent